                                                                  EXECUTION COPY

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                                                          Exhibit 4.4


                                 WRC MEDIA INC.





                      -------------------------------------

                        PREFERRED STOCKHOLDERS AGREEMENT

                      -------------------------------------





                          DATED AS OF NOVEMBER 17, 1999




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

                                TABLE OF CONTENTS



                                                                             PAGE
                                                                             ----
                                    ARTICLE I

                   INFORMATION, VOTING AND OBSERVATION RIGHTS

SECTION 1.01.  Financial and Business Information..............................2
SECTION 1.02.  Amendments to Charters; Other Actions...........................4
SECTION 1.03.  Board Designees.................................................5
SECTION 1.04.  Approval Right..................................................7
SECTION 1.05.  Remedies........................................................8

                                   ARTICLE II

                        REGISTRATION AND EXCHANGE RIGHTS

SECTION 2.01.  Required Registration...........................................9
SECTION 2.02.  Incidental Registration........................................13
SECTION 2.03.  Registration Procedures........................................15
SECTION 2.04.  Reasonable Investigation.......................................21
SECTION 2.05.  Registration Expenses..........................................23
SECTION 2.06.  Indemnification; Contribution..................................23
SECTION 2.07.  Holdback Agreements; Registration
                 Rights to Others.............................................28
SECTION 2.08.  Other Registration of Capital Stock............................29
SECTION 2.09.  Availability of Information....................................29
SECTION 2.10.  Parent Preferred Stock Exchange Rights.........................30
SECTION 2.11.  Warrant Registration Rights....................................32


                                   ARTICLE III

                            RESTRICTIONS ON TRANSFER,
                        TERMINATION AND OTHER AGREEMENTS

SECTION 3.01.  Restrictions on Transfer to Transferees........................33
SECTION 3.02.  Cooperation by the Parent and the
                 Companies....................................................34
SECTION 3.03.  Legending of Certificates......................................34
SECTION 3.04.  Securities Act Restrictions; Legend............................34
SECTION 3.05.  Termination of Restrictions....................................35


                                   ARTICLE IV

                                  DEFINED TERMS

SECTION 4.01.  Terms Defined..................................................36



                                                                             PAGE
                                                                             ----
SECTION 4.02.  "Best Efforts".................................................46
SECTION 4.03.  Section Headings and Table of Contents
                 and Construction.............................................46
SECTION 4.04.  GOVERNING LAW..................................................46


                                    ARTICLE V


SECTION 5.01.  Registered Exchange Offer......................................57
SECTION 5.02.  Shelf Registration.............................................59
SECTION 5.03.  Certain Matters................................................60

                                   ARTICLE VI

                                  MISCELLANEOUS

SECTION 6.01.  Parent and Company Activities..................................61
SECTION 6.02.  Communications.................................................62
SECTION 6.03.  Reproduction of Documents......................................63
SECTION 6.04.  Survival.......................................................64
SECTION 6.05.  Successors and Assigns.........................................64
SECTION 6.06.  Amendments and Waivers.........................................65
SECTION 6.07.  Expenses.......................................................65
SECTION 6.08.  Waiver of Jury Trial; Consent to
                 Jurisdiction; etc............................................66
SECTION 6.09.  Indemnification................................................69
SECTION 6.10.  Entire Agreement...............................................69
SECTION 6.11.  Execution in Counterpart.......................................70


Annex 1        -  Names and Addresses of Purchasers
Annex 2        -  Address of Initial Stockholder
Exhibit A      -  Form of Transferee Undertaking


                        PREFERRED STOCKHOLDERS AGREEMENT


                  PREFERRED STOCKHOLDERS AGREEMENT (as the same may hereafter be amended, supplemented or modified, this "Agreement"), dated as of November 17, 1999, among WRC MEDIA INC., a Delaware corporation (together with its successors and permitted assigns, the "Parent"); JLC Learning Corporation, a Delaware corporation (together with its successors and permitted assigns, "JLC"); Weekly Reader Corporation, a Delaware corporation (together with its successor and permitted assigns, "WRC" and, together with JLC, the "Companies"); SGC PARTNERS II LLC (together with its successors and permitted assigns, "SGC"); EAC III L.L.C., a Delaware limited liability company (together with its successors and permitted assigns, the "Initial Stockholder"); Ripplewood Partners L.P., a Delaware limited partnership (together with is successors and permitted assigns, "Ripplewood Partners"), for purposes of Section 2.13(g) only; THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation (together with its successors and permitted assigns, "NML"); ARES LEVERAGED INVESTMENT FUND, L.P., a Delaware limited partnership, ARES LEVERAGED INVESTMENT FUND II, L.P., a Delaware limited partnership (together, with their respective successors and permitted assigns, the "Ares Funds"); TCW/CRESCENT MEZZANINE PARTNERS II, L.P., a Delaware limited partnership, TCW/CRESCENT MEZZANINE TRUST II, a Delaware business trust, SHARED OPPORTUNITY FUND IIB, LLC, a Delaware limited liability company, TCW SHARED OPPORTUNITY FUND III, L.P., a Delaware limited liability company, TCW LEVERAGED INCOME TRUST II, L.P., a Delaware limited partnership, TCW LEVERAGED INCOME TRUST, L.P., a Delaware limited partnership; (collectively, with their respective successors and permitted assigns, the "TCW Funds" and, collectively with NML, the Ares Funds and the TCW Funds, the "Other Purchasers") and the other persons party hereto (each other person, together with their successors and permitted assigns, a "DLJMB Entity", collectively, the "DLJMB Entities" and, together with the Other Purchasers, the "Purchasers").


                                    RECITALS

                  WHEREAS pursuant to a Preferred Stock and Warrants Subscription Agreement (the "Subscription Agreement") dated as of November 17, 1999, among the Parent, the Companies and the Purchasers, the Purchasers agreed, among other things, to purchase an aggregate of 3,000,000 shares of 15% Senior Exchangeable Preferred Stock due 2011, par value $0.01 per share, of the Parent (the "Parent Preferred Stock"), an aggregate of 1,495 warrants to purchase shares of the common stock of JLC (the "JLC Warrants") and an aggregate of 422,874 warrants to purchase shares of the common stock of WRC (the "WRC Warrants" and, together with the JLC Warrants, the "Warrants");

                  WHEREAS the Parent, the Companies, the Purchasers and the Initial Stockholder wish to define certain of their respective rights and obligations with regard to the Parent Preferred Stock and the Warrants; and

                  WHEREAS the execution and delivery of this Agreement by the Parent, the Companies and the Initial Stockholder is a condition to the performance by the Purchasers of their obligations under the Subscription Agreement.


                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the foregoing and the mutual promises herein contained, the Parent, the Companies, SGC (with respect to Section 1.02(i), 1.03(a)(i) 1.05, 3.01, 6.02, 6.05, 6.08, 6.10 and 6.11
only), the Initial Stockholder and the Purchasers mutually agree as follows:

                                    ARTICLE I

                   INFORMATION, VOTING AND OBSERVATION RIGHTS

                  SECTION 1.01. FINANCIAL AND BUSINESS INFORMATION. The Parent shall deliver to each holder of any Purchaser
Shares or Parent Preferred Stock:

                  (a) QUARTERLY FINANCIAL STATEMENTS. As soon as practicable after the end of each quarterly fiscal period in each fiscal year of the Parent or the relevant Company, as applicable (other than the last quarterly fiscal period of each such fiscal year), and in any event within 50 days thereafter:

                           (i) a balance sheet as at the end of such
                  quarter; and

                           (ii) an income statement and statement of cash flow
                  for such quarter, and, in the case of the second and third fiscal quarters of the Parent, the comparable information for the portion of the fiscal year ending with such quarter and a comparison to relevant budget amounts for such quarter;

         for the Parent and the Subsidiaries (on a consolidated basis) and for each Company, setting forth in each case, in comparative form, the financial statement for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified as complete and correct by a Senior Financial Officer; PROVIDED that, should the Parent become subject to or agree with any Person to comply with the provisions of Section 13 of the Exchange Act, delivery of copies of the Parent's Quarterly Report on Form 10-Q filed with the SEC within 45 days after the end of such quarterly fiscal period shall be deemed to satisfy the requirements of this Section 1.01(a) with respect to the consolidated financial statements of the Parent and its Subsidiaries, but the Parent shall continue to deliver the financial statements required by this Section 1.01(a) with respect to a Company for so long as the DLJMB Entities shall hold any Purchaser Shares or any shares of Exchange Preferred Stock of such Company.

                  (b) ANNUAL FINANCIAL STATEMENTS. As soon as practicable after the end of each fiscal year of the Parent, and in any event within 95 days thereafter:

                           (i) a consolidated balance sheet as at the
                  end of such year; and

                           (ii) a consolidated income statement and statement of
                  cash flows for such year;

         for the Parent and the Subsidiaries, together with the notes thereto, setting forth in each case, in comparative form, the financial statement for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by:

                           (A) an audit report thereon of independent certified
                  public accountants of recognized national standing, which report shall state that such financial statements fairly present in all material respects the consolidated financial condition of the Parent as at such date and the consolidated results of its operations and cash flows for such period in conformity with GAAP; and

                           (B) a certification by a Senior Financial Officer
                  that such financial statements are complete and correct;

         PROVIDED that, should the Parent become subject to or agree with any Person to comply with the provisions of section 13 of the Exchange Act, the delivery of the Parent's Annual Report on Form 10-K for such fiscal year filed with the SEC within 90 days after the end of such fiscal year shall be deemed to satisfy the requirements of this Section 1.01(b).

                  (c) SEC AND OTHER REPORTS. Promptly upon their becoming available:

                           (i) each financial statement, report, notice or proxy
                  statement sent by the Parent or any Subsidiary to stockholders generally;

                           (ii) each regular or periodic report (including,
                  without limitation, each Form 10-K, Form 10-Q and Form 8-K), any registration statement which shall have become effective, (other than any registration statement on Form S-4 or S-8 or any successor forms thereto) and each final prospectus and all amendments thereto (other than any prospectus or amendment relating to a registration statement on Form S-4 or S-8 or any successor forms thereto) filed by the Parent or any Subsidiary with the SEC or on a publicly available basis with any securities exchange
                  (including, without limitation, any electronic stock quotation system); and

                           (iii) all press releases and other statements made
                  available by the Parent or any Subsidiary to the public concerning material developments in the business of the Parent or the Subsidiaries.

                  (d) RULE 144A. After the Public Market Date, promptly upon the reasonable request of any holder of Parent Preferred Stock or Purchaser Shares, information required to permit the holder to comply with 17 C.F.R. ss.230.144A, as amended from time to time, in connection with a transfer of any Parent Preferred Stock or Purchaser Shares, as the case may be.

                  (e) REQUESTED INFORMATION. Prior to the Public Market Date, with reasonable promptness, such other data and information as from time to time may be reasonably requested by any holder of Parent Preferred Stock or Purchaser Shares.

                  SECTION 1.02.     AMENDMENTS TO CHARTERS; OTHER
ACTIONS. The Initial Stockholder and Parent shall not cause or permit, and SGC, with respect to clause (i), shall not approve:

                  (i) any amendment to any Charter as in effect on the Closing Date;

                  (ii) any reorganization, transfer of substantial assets, consolidation, merger, dissolution, liquidation, issuance or sale of Securities of the Parent, either Company or any other Subsidiary; or

                  (iii) any other voluntary action;

in each case that is intended to avoid, or would have the effect of avoiding, the observance or performance of any of the terms to be observed or performed hereunder by the Parent, the Companies or the Initial Stockholder, but shall at all times in good faith assist in the carrying out of all the provisions of this Agreement and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holders of Parent Preferred Stock and Purchaser Shares against impairment. The previous sentence shall not be construed to prohibit any Reorganization Transaction consummated in compliance with the terms of this Agreement.

                  SECTION 1.03. BOARD DESIGNEES. (a) (i) For so long as any of the DLJMB Entities shall hold any Parent Preferred Stock or Purchaser Shares, the Initial Stockholder and SGC shall vote all of their shares of common stock of the Parent, at each regular or special meeting of the shareholders of the Parent called for the purpose of filling positions on the Board of Directors, or in any written consent executed in lieu of such a meeting of shareholders, and shall take all actions necessary, to ensure the election to the Board of Directors of one individual designated by DLJMB (the "DLJMB Designee").

                  (ii) For so long as any DLJMB Entity shall hold any Parent Preferred Stock or Purchaser Shares, the Parent shall take all actions necessary to ensure the election to the board of directors of JLC of one individual designated by DLJMB (the "DLJMB JLC Subsidiary Designee"). For so long as any DLJMB Entity shall hold any Parent Preferred Stock or Purchaser Shares, the Parent shall take all actions necessary to ensure the election to the board of directors of WRC of one individual designated by DLJMB (the "DLJMB WRC Subsidiary Designee" and, together with the DLJMB JLC Subsidiary Designee, the "DLJMB Subsidiary Designees").

                  (b) (i) The Parent will take all actions necessary to cause the DLJMB Designee to be appointed to the compensation committee, the audit committee and the executive committee of the Board of Directors, to each of the boards of directors or other similar managing bodies of each Subsidiary (this right not being in addition to any right under Section 1.03(a)(ii)) and to the compensation committee, the audit committee and the executive committee of each such board of directors (this right not being in addition to any right under Section 1.03(b)(ii)). For so long as DLJMB has the right to appoint a DLJMB Designee, neither the Board of Directors nor the board of directors of any Subsidiary shall generally delegate its authority to conduct the business of the Parent, either Company or any other Subsidiary, as applicable, to a committee of such Board of Directors or board of directors; PROVIDED, that the foregoing shall not prohibit delegation of authority to a committee for a specific purpose (other than in connection with a Reorganization Transaction).

                  (ii) The Parent will take all actions necessary to cause the DLJMB JLC Subsidiary Designee to be appointed to the compensation committee, the audit committee and the executive committee of the board of directors of JLC. The Parent will take all actions necessary to cause the DLJMB WRC Subsidiary Designee to be appointed to the compensation committee, the audit committee and the executive committee of the board of directors of WRC. For so long as DLJMB has the right to appoint a DLJMB JLC Subsidiary Designee, the board of directors of JLC shall not generally delegate its authority to conduct the business of JLC to a committee of such board of directors and for so long as DLJMB has the right to appoint a DLJMB WRC Subsidiary Designee the board of directors of WRC shall not generally delegate its authority to conduct the business of WRC to a committee of such board of directors; PROVIDED, that the foregoing shall not prohibit delegation of authority to a committee for a specific purpose (other than in connection with a Reorganization Transaction).

                  (c) If a DLJMB Designee or DLJMB Subsidiary Designee shall cease to serve as a director of the Parent or one of the Companies, as applicable, for any reason, the vacancy resulting thereby shall be filled by another person designated by DLJMB. Once serving on the Board of Directors or the board of directors of JLC or WRC, as applicable, a DLJMB Designee or DLJMB Subsidiary Designee shall not be removed from office without the consent of DLJMB. In the event that a DLJMB Designee or DLJMB Subsidiary Designee is unable to attend a meeting of the Board of Directors or the board of directors of JLC or WRC, as applicable, DLJMB may designate a representative to attend such meeting as a non-voting observer only.

                  (d) The Parent shall obtain and cause to be maintained in effect so long as a DLJMB Designee or DLJMB Subsidiary Designee is serving on the Board of Directors or board of directors of JLC or WRC, as applicable, with financially sound insurers, a policy of directors' and officers' liability insurance covering each of the members of the Board of Directors or board of directors of JLC or WRC, as applicable (including, without limitation, each DLJMB Designee and DLJMB Subsidiary Designee) in an amount of at least $5,000,000 per occurrence.

                  (e) The Charter and the by-laws of the Parent and other organizational documents of the Parent and each Subsidiary shall at all times, to the fullest extent permitted by law, provide for indemnification of, advancement of expenses to, and limitation of the personal liability of, the members of the Board of Directors and the members of the boards of directors or other similar managing bodies of each of the Subsidiaries and such other persons, if any, who, pursuant to a provision of such Charter, by-laws or other organizational documents, exercise or perform any of the powers or duties otherwise conferred or imposed upon members of the Board of Directors or the boards of directors or other similar managing bodies of each

Subsidiary. Such provisions may not be amended, repealed or otherwise modified in any manner adverse to any member of the Board of Directors or any member of the boards of directors or other similar managing bodies of any of the Subsidiaries, until at least six years following the date on which DLJMB is entitled to nominate a DLJMB Designee or DLJMB Subsidiary Designee.

                  (f) The Board of Directors shall meet in person at least quarterly, and shall meet at such other times as called by any two directors.

                  SECTION 1.04.     APPROVAL RIGHT.  Without the
written approval of the DLJMB Entities, the Parent shall not, and shall not cause or permit any Subsidiary to, undertake any of the following:

                  (a) the expansion of the Board of Directors, or of the board of directors of either of the Companies, to consist of greater than 14 directors;

                  (b) prior to the issuance of the Exchange Preferred Stock, the creation or authorization of any class of stock by either Company, or the issuance of any shares, that would rank prior to, or on a parity with, the Exchange Preferred Stock, when issued, with respect to dividends or upon liquidation, dissolution, winding up or otherwise, or the increase of the authorized number of shares of any such class, or the reclassification of any authorized stock of either Company into any such prior or parity shares or the creation, authorization or issuance of any obligation or security convertible into or evidencing the right to purchase any such prior or parity shares;

                  (c) the entry into or amendment of any transaction or arrangement (excluding compensation and benefit arrangements of employees in the ordinary course of business) between the Parent or any Subsidiary, on the one hand, and any Affiliate (other than a Subsidiary) of the Parent, or any partner, shareholder, director or officer of the Parent or any such Affiliate, including any entity affiliated with Ripplewood, on the other hand, such approval not to be unreasonably withheld or delayed; or

                  (d) the amendment, modification or replacement, in any material respect, of:

                           (i) the Management Agreement, dated as of
                  November 17, 1999, between JLC and Ripplewood; or

                           (ii) the Management Agreement, dated as of November
                  17, 1999 between WRC and Ripplewood.


                  SECTION 1.05. REMEDIES. The Parent, the Initial Stockholder, SGC and the Purchasers agree that the remedies of the Purchasers at law in respect of any breach by the Initial Stockholder, SGC, or the Parent, as applicable, of their obligations pursuant to Article I would be inadequate and that, upon any finding by any court of competent jurisdiction that the Initial Stockholder, SGC or the Parent, as applicable, has breached any such obligation, the Purchasers which are holders of Preferred Stock or Purchaser Shares shall be entitled to, and the Parent, SGC and the Initial Stockholder agree that they will not contest, upon any such finding of any such breach, the award of specific performance and injunctive relief in favor of such Purchasers and compelling the Parent, SGC and the Initial Stockholder, as applicable, to comply with such obligations.


                                   ARTICLE II

                        REGISTRATION AND EXCHANGE RIGHTS

                  SECTION 2.01. REQUIRED REGISTRATION. (a) FILING OF REGISTRATION STATEMENT. Subject to Section 2.01(f), the Parent will, upon the written request of the DLJMB Entities or the Initial Stockholder (the Person so requesting, the "Initiating Holder") given at any time after (x) in the case of Registrable Securities that are Parent Preferred Stock, 210 days after the date of the closing of the sale by the Parent of its Senior Subordinated Notes due 2009; PROVIDED, that the DLJMB Entities shall not be entitled to give such request at any time that the Parent is required to maintain an effective shelf registration statement for the Parent Preferred Stock pursuant to the terms of this Agreement or (y) in the case of Registrable Securities other than Parent Preferred Stock, the earlier to occur of (A) six months after the Initial Public Offering Date or (B) four years after the date of this Agreement, requesting that the Parent effect the registration (which, with respect to Registrable Securities that are Warrants shall, at the option of the DLJMB Entities as Initiating Holder, include a shelf registration statement covering the common stock for which such Warrants are exercisable) under the Securities Act of all or part of such Initiating Holder's Registrable Securities and specifying the Registrable Securities to be sold and the intended method of disposition thereof, promptly give written notice of such requested registration to all holders of Registrable Securities, and thereupon will use its best efforts to effect the registration (the "Required Registration") under the Securities Act of:

                  (i) the Registrable Securities that the Parent has been so requested to register by the Initiating Holder;
         and

                  (ii) subject to Section 2.01(d), all other Registrable Securities that the Parent has been requested to register by the holders thereof by written request given to the Parent by holders which have the right to request such registration within 30 days after the giving of such written notice by the Parent (which request shall specify the Registrable Securities to be sold and the intended method of disposition of such Registrable Securities);

all to the extent required to permit the disposition (in accordance with the intended method thereof as aforesaid) of the Registrable Securities of the Initiating Holder so to be registered.

                  (b) TIME FOR FILING AND EFFECTIVENESS. On or before the date which is 90 days after the request for such registration, the Parent shall file, or cause to be filed, with the SEC all documents and materials necessary to effect the Required Registration with respect to all Registrable Securities to be so registered, and shall use its best efforts to cause such Required Registration to become effective as promptly as practicable after the filing thereof, but in no event later than the day which is 180 days after the request for such registration; PROVIDED, that the Parent may delay filing or effecting any Required Registration or suspend any effective registration statement for not more than an aggregate of 60 days in any 12 month period if in the good faith judgment of the Board of Directors such Required Registration or registration statement being filed, effected or effective, as applicable, at such time would impair or interfere with in any material respect any contemplated financing, acquisition, disposition, corporate reorganization or other similar, material, corporate transaction or development involving the Parent or any Subsidiary or any of its or their Affiliates or would require premature disclosure thereof.

                  (c) SELECTION OF UNDERWRITERS. If Registrable Securities that the Parent has been requested to register pursuant to a Required Registration are to be disposed of in an underwritten public offering, the underwriters (including, without limitation, the lead and managing underwriters) of such offering shall be one or more underwriting firms of recognized standing selected by the Initiating Holder and reasonably acceptable to the Parent (it being agreed by the parties that Donaldson, Lufkin & Jenrette Securities Corporation shall be acceptable to the Parent). For the avoidance of doubt, the holders of Registrable Securities other than the Initiating Holder shall have no right to select the underwriters of any Required Registration.

                  (d) PRIORITY ON REQUIRED REGISTRATIONS. If the managing underwriter shall advise the Parent in writing (with a copy to each holder of Registrable Securities requesting sale) that, in such underwriter's opinion, the number of Registrable Securities requested to be included in such Required Registration exceeds the number that can be sold in such offering within the price range acceptable to the Initiating Holder that the Initiating Holder shall furnish to such underwriter upon request (such writing to state the basis of such opinion and the approximate number of Registrable Securities that may be included in such offering without such effect), the Parent will include in such Required Registration, to the extent of the number of Registrable Securities that the Parent is so advised by the managing underwriter can be sold in such offering:

                  (i) FIRST, Registrable Securities requested to be sold by the Initiating Holder; PROVIDED, HOWEVER, that if the Initial Stockholder is the Initiating Holder then Registrable Securities requested to be sold by the Purchasers shall be included with the Registrable Securities requested to be sold by the Initial Stockholder (PRO RATA based on the number of Registrable Securities requested to be sold by the Initial Stockholder and the DLJMB Entities; and PROVIDED, HOWEVER, that with respect to any such registration, to the extent that SGC holds Securities of the same class as the Registrable Securities being sold by the Initial Stockholder and SGC has requested pursuant to the Amended and Restated Stockholders Agreement, dated as of November 17, 1999, among the Initial Stockholder, SGC and the Parent, any of such Securities to be included in such registration, the Registrable Securities requested to be sold by the Purchasers shall be included pro rata based on the number of Registrable Securities requested be sold by the Initial Stockholder, the DLJMB Entities and SGC);

                  (ii) SECOND, subject to the first proviso in Section 2.01(d)(i), Registrable Securities requested to be sold by the holders thereof other than the Initiating Holder (pro rata based on the number of

         Registrable Securities so requested to be sold by such holders); and

                  (iii) THIRD, all other Securities proposed to be registered by the Parent and any Other Stockholders, in such proportions as the Parent and such Other Stockholders shall agree.

                  (e) WHEN REQUIRED REGISTRATION IS DEEMED EFFECTED. A Required Registration pursuant to this Section 2.01 shall not be deemed to have been effected for purposes of Section 2.01(f) hereof if:

                  (i) in the case of registration statements other than shelf registration statements under clause (B) of Section 2.01(a) (which shall be kept continuously effective until all of the underlying Warrants have been exercised for Capital Stock or expire), the registration statement related thereto does not become effective and remain effective for a period of at least 180 days (not counting any days during which a stop order or a suspension pursuant to Section 2.01(b) was in effect with respect to such registration statement) after the date such registration statement becomes effective; PROVIDED, HOWEVER, that the Parent shall have no obligation to keep effective such registration statement at any time after all Registrable Securities included in such offering have been sold;

                  (ii) the Initiating Holder withdraws its request for registration in its entirety at any time because the Initiating Holder reasonably believes that the registration statement or any prospectus related thereto contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein (in the case of any prospectus, in light of the circumstances under which they were made) not misleading, notified the Parent of such fact and requested that the Parent correct such alleged misstatement or omission, and the Parent has refused to correct such alleged misstatement or omission;

                  (iii) any customary conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such Required Registration are not satisfied, other than by reason of any breach by any holder of any Registrable Securities that were to have been registered and sold of its obligations thereunder or hereunder; or

                  (iv) if, after it has become effective, such registration is interfered with for any reason by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or any court, and the result of such interference is to prevent the Initiating Holder from disposing of at least 75% of the Registrable Securities included in such registration pursuant to Section 2.01(a) in accordance with the intended methods of distribution.

                  (f) LIMITATION ON NUMBER AND SIZE OF REQUIRED REGISTRATIONS. The Parent shall be required to effect only two Required Registrations requested by the DLJMB Entities, as Initiating Holder, with respect to the Parent Preferred Stock and two Required Registrations requested by the DLJMB Entities, as Initiating Holder, with respect to the Purchaser Shares, pursuant to this Section 2.01 that are deemed to have been effected under Section 2.01(e). The Parent shall be required to effect any number of Required Registrations requested by the Initial Stockholder pursuant to this Section 2.01. The Parent shall not be required to effect any Required Registration pursuant to this Section
         2.01 during the period starting with the date of the decision by the Board of Directors to register shares of Common Stock on behalf of the Parent (provided that a registration statement is filed within 30 days of such decision and becomes effective within 120 days of such filing) or the receipt by the Parent of a request for a Required Registration and ending on a date 180 days following the effective date of a registration statement related to a Required Registration or an Incidental Registration. The Parent shall also not be required to effect any Required Registration unless either:

                           (i) the gross aggregate offering price of all
                  Securities to be included in such Required Registration (including, without limitation, Securities offered by the holders of Registrable Securities, the Parent and any Other Stockholders proposed to be registered under such Required Registration) shall exceed $30,000,000; or

                           (ii) such Required Registration includes all
                  Registrable Securities held by the Initiating Holder of the class and issuer of such Registrable Securities proposed to be sold in such Required
                  Registration.

                  SECTION 2.02. INCIDENTAL REGISTRATION. (a) FILING OF REGISTRATION STATEMENT. If the Parent or either Company at any time proposes to register any of its Capital Stock or Rights (an "Incidental Registration") under the Securities Act (other than pursuant to Section 2.01 or pursuant to a registration statement on Form S-4 or Form S-8 or any successor forms thereto), for sale in a Public Offering, including, without limitation, in connection with its initial Public Offering, it will each such time give prompt written notice to all holders of Registrable Securities of its intention to do so, which notice shall be given to all such holders at least 20 Business Days prior to the date that a registration statement relating to such registration is proposed to be filed with the SEC. Upon the written request of any such holder to include its Registrable Securities issued by the Parent or such Company, as the case may be, under such registration statement (which request shall be made within 10 Business Days after the receipt of any such notice and shall specify the Registrable Securities intended to be disposed of by such holder), the Parent will use its best efforts to effect the registration of all Registrable Securities that the Parent has been so requested to register by such holder (which, with respect to Registrable Securities requested to be included in such Incidental Registration which are Warrants, shall, at the option of the DLJMB Entities, include a shelf registration statement covering the common stock for which such Warrants are exercisable); PROVIDED, HOWEVER, that if, at any time after giving written notice of its intention to register any Capital Stock or Rights and prior to the effective date of the registration statement filed in connection with such registration, the Parent or the applicable Company shall determine for any reason not to register such Capital Stock or Rights, the Parent or the applicable Company may, at its election, give written notice of such determination to each such holder and, thereupon, shall be relieved of its obligation to register any Registrable Securities of such holders in connection with such registration.

                  (b) SELECTION OF UNDERWRITERS. Notice of the Parent's or the applicable Company's intention to register such Capital Stock or Rights shall designate the proposed underwriters of such offering (which shall be one or more underwriting firms of established reputation reasonably acceptable to the Requisite Holders) and shall contain the Parent's or the applicable Company's agreement to use its best efforts, if requested to do so, to arrange for such underwriters to include in such underwriting the Registrable Securities that the Parent or the applicable Company has been so requested to register pursuant to this Section 2.02, it being understood that such holders of Registrable

Securities shall have no right to select different underwriters for the disposition of their Registrable Securities.

                  (c) PRIORITY ON INCIDENTAL REGISTRATIONS. If the managing underwriter shall advise the Parent or the applicable Company in writing (with a copy to each holder of Registrable Securities requesting sale) that, in such underwriter's opinion, the number of Registrable Securities requested to be included in such Incidental Registration by such holders of Registrable Securities exceeds the number that can be sold in such offering within a price range acceptable to the Parent or the applicable Company (such writing to state the basis of such opinion and the approximate number of Registrable Securities that may be included in such offering without such effect), the Parent or the applicable Company will include in such Incidental Registration, to the extent of the number of Registrable Securities that the Parent or the applicable Company is so advised by the managing underwriter can be sold in such offering:

                  (i) in the case of any registration initiated by the Parent or any Company for the purpose of selling Capital Stock or Rights for its own account:

                           (A) FIRST, Securities that the Parent or the
                  applicable Company proposes to issue and sell for its own account; and

                           (B) SECOND, Registrable Securities requested to be
                  sold by the holders of Registrable Securities pursuant to this
                  Section 2.02 and all Securities proposed to be registered by the Other Stockholders which have the right to request such registration, pro rata among such holders on the basis of the number of Securities requested to be so registered by such holders; and

                  (ii) in the case of a registration initiated by any Other Stockholder pursuant to demand or required registration rights in favor of such Other Stockholder and provided to such Other Stockholder in compliance with Section 2.07(b):

                           (A) FIRST, Securities requested to be sold by the
                  Other Stockholders requesting such Incidental
                  Registration;

                           (B) SECOND, Registrable Securities requested to be
                  sold by the holders of Registrable

                  Securities pursuant to this Section 2.02 and all Securities proposed to be registered by Other Stockholders which have the right to request such registration other than those requesting such Incidental Registration, PRO RATA among such holders on the basis of the number of Securities requested to be so registered by such holders; and

                           (C) THIRD, Securities that the Parent or either
                  Company proposes to issue and sell for its own account.

                  SECTION 2.03. REGISTRATION PROCEDURES. The Parent will use its best efforts to effect each Registration, and to cooperate with the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and the Parent will, or will cause the applicable Company to, as expeditiously as reasonably possible:

                  (a) subject, in the case of an Incidental Registration, to the proviso to Section 2.02(a), prepare and file with the SEC the registration statement and use its best efforts to cause the Registration to become effective; PROVIDED, HOWEVER, that:

                           (i) before filing any original registration
                  statement, the Parent will furnish to the holders of the Registrable Securities covered by such registration statement, their counsel, and the underwriters, if any, and their counsel, copies of reasonably complete drafts of all such documents proposed to be filed at least 15 days prior thereto, which drafts will be subject to the reasonable review, within such 15 day period, of such holders, their counsel and the underwriters; and

                           (ii) within a reasonable time (giving effect to the
                  nature of such document and, in the case of any amendment or supplement, the extent of the changes thereto) before filing any amendment to any registration statement or any prospectus or supplement thereto, the Parent will furnish to the holders of the Registrable Securities covered by such registration statement or prospectus, their counsel, and the underwriters, if any, and their counsel, copies of all such documents proposed to be filed, which documents will be subject to the reasonable review, within such period, of such holders, their counsel and the underwriters;

         and the Parent will not file any registration statement or amendment thereto or any prospectus or any supplement thereto (including, without limitation, such documents incorporated by reference) to which the Requisite Holders shall reasonably object within the applicable review period (the reasonableness of any such objection by any holder or its counsel to be viewed, in the case of an Incidental Registration, in light of the potential liability of such holder in respect of misstatements in and omissions from the registration statement or prospectus and the holder's potential obligations under Section 2.06);

                  (b) subject, in the case of an Incidental Registration, to the proviso to Section 2.02(a), prepare and file with the SEC such amendments and post-effective amendments to any registration statement and any prospectus used in connection therewith as may be necessary to keep such registration statement continuously effective until, with respect to any registration statement other than a shelf registration statement under clause (B) of ss.2.01(a) (which shall be kept continuously effective until all of the underlying Warrants have been exercised for Capital Stock or expire) the earlier of:

                           (i) such time as all Registrable Securities
                  registered thereby have been disposed of in accordance with the intended method of distribution; and

                           (ii) the date 180 days after the date such
                  registration statement become effective;

         (but in any event not before the expiration of any longer period required under any amendment to the Securities Act, including the rules and regulations promulgated thereunder) and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement; and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act;

                  (c) furnish to each holder of Registrable Securities included in such Registration and the underwriter or underwriters, if any, without charge, at least one signed copy of the registration statement and any post-effective amendment thereto, upon request, and such number of conformed copies thereof and such number of copies of the prospectus (including, without limitation, each preliminary prospectus and each prospectus filed under Rule 424 under the Securities Act), any amendments or supplements thereto and any documents incorporated by reference therein, as such holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities being sold by such holder (it being understood that the Parent consents to the use of the prospectus and any amendment or supplement thereto by each holder of Registrable Securities covered by such registration statement and the underwriter or underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto);

                  (d) notify each holder of the Registrable Securities of any stop order or other order suspending the effectiveness of any registration statement, issued or threatened by the SEC in connection therewith, and use all reasonable efforts to attempt to prevent the entry of such stop order or to remove it or obtain withdrawal of it at the earliest possible moment if entered;

                  (e) if requested by the managing underwriter or underwriters, if any, or any holder of Registrable Securities in connection with any sale pursuant to a registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information relating to such underwriting as the managing underwriter or underwriters, if any, or such holder reasonably requests to be included therein; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

                  (f) on or prior to the date on which a Registration is declared effective, use its best efforts to register or qualify, and cooperate with the holders of Registrable Securities included in such Registration, the underwriter or underwriters, if any, and their counsel, in connection with the registration or qualification of the Registrable Securities covered by such Registration for offer and sale under the securities or "blue sky" laws of each state and other jurisdiction of the United States as any such holder or the managing underwriter, if any, reasonably requests in writing; use its best efforts to keep each such registration or qualification effective, including, without limitation, through new filings, or amendments or renewals, during the period such registration statement is effective (in the case of an Incidental Registration) or required to be kept effective (in the case of a Required Registration); and to do all other acts or things necessary or advisable to enable the disposition in all such jurisdictions reasonably requested of the Registrable Securities covered by such Registration; PROVIDED, HOWEVER, that the Parent will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

                  (g) in connection with any sale pursuant to a Registration, cooperate with the holders of Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Securities to be sold under such Registration, and enable such Securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such holders may request;

                  (h) use its best efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities within the United States and having jurisdiction over the Parent or any Subsidiary as may reasonably be necessary to enable each holder thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

                  (i) enter into underwriting agreements in customary form and take such other customary actions as are reasonably necessary in order to expedite or facilitate the disposition of such Registrable Securities;

                  (j) use its best efforts to obtain:

                           (i) at the time of effectiveness of each
                  Registration, a "comfort letter" from the Parent's independent certified public accountants covering such matters of the type customarily covered by "cold comfort letters" as the underwriters (in an underwritten offering) or the Requisite Holders
                  (in a nonunderwritten offering) reasonably request; and

                           (ii) at the time of any underwritten sale pursuant to
                  the registration statement, a "bring-down comfort letter", dated as of the date of such sale, from the Parent's independent certified public accountants covering such matters of the type customarily covered by comfort letters as the underwriters (in an underwritten offering) or the Requisite Holders (in a nonunderwritten offering) reasonably request;

                  (k) use its best efforts to obtain, at the time of effectiveness of each Registration and at the time of any sale pursuant to each Registration, an opinion or opinions, favorable to the underwriters (in an underwritten offering) or the Requisite Holders (in a nonunderwritten offering) as they may reasonably request, from counsel for the Parent in customary form;

                  (l) promptly notify each seller of Registrable Securities covered by such Registration, upon discovery that the prospectus included in such Registration, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare, file with the SEC and furnish to such seller or holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers or prospective purchasers of such Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (m) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders (as contemplated by Section 11(a) under the Securities Act) an earnings statement satisfying the provisions of Rule 158 under the Securities Act no later than 90 days after the end of the 12-month period beginning with the first month of the Parent's first fiscal quarter commencing after the effective date of the registration statement, which statement shall cover said 12-month period;

                  (n) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by each Registration from and after a date not later than the effective date of such Registration; and

                  (o) use its best efforts to cause all Registrable Securities that are common stock covered by each Registration to be listed subject to notice of issuance, prior to the date of first sale of such Registrable Securities pursuant to such Registration, on each securities exchange on which the common stock of the issuer of the Registrable Securities is then listed; and, if the common stock is not so listed, to use its best efforts to cause all such Registrable Securities covered by each Registration to be designated as National Market System Securities, if the common stock of the issuer of the Registrable Securities is so designated (and, if the common stock of the issuer of the Registrable Securities is listed on the NASDAQ National Market or the NASDAQ SmallCap Market, to cause all such Registrable Securities covered by each Registration to be so listed); and, if the common stock of the issuer of the Registrable Securities is not so designated, to arrange for at least two market makers to register with the NASD as such with respect to such Registrable Securities.

The Parent may require each holder of Registrable Securities that will be included in such Registration to furnish the Parent with such information in respect of such holder of its Registrable Securities that will be included in such Registration as the Parent may reasonably request in writing and as is required by applicable laws or regulations. If a holder of Registrable Securities fails to provide such information, the Parent shall be entitled to exclude the Registrable Securities of such holder from any Registration thereunder. If the offering of the Registrable Securities is to be underwritten, the Parent may require that the holders of the Registrable Securities participating in such Registration Statement enter into a reasonable underwriting agreement in customary form; PROVIDED, HOWEVER, that the holders of the Registrable Securities shall not be required to make any representation, warranty or covenant other than customary representations and warranties concerning the due authority of such holder of Registrable Securities to sell such Registrable Securities and execute and deliver such underwriting agreement, the holder's good title to the Registrable Securities and the warranties implied in connection with such transfer under Section 8-108(a) of the Uniform Commercial Code of the State of New York, and shall not be required to provide any indemnity or contribution rights to any underwriter on terms any more favorable than those provided for in Section 2.06.

                  SECTION 2.04.  REASONABLE INVESTIGATION.  The
Parent shall:

                  (a) give the holders of Registrable Securities, their underwriters, if any, and their respective counsel and accountants the opportunity to participate in the preparation of the registration statement, each prospectus included therein or filed with the SEC and each amendment thereof or supplement thereto;

                  (b) give each such holder and underwriter reasonable opportunities to discuss the business of each of the Parent and its Subsidiaries with its officers, counsel and the independent public accountants who have certified its financial statements;

                  (c) make available for inspection by any holder of Registrable Securities included in any Registration, any underwriter participating in any disposition pursuant to any Registration, and any attorney, accountant or other agent retained by any such holder or underwriter, all financial and other records, pertinent corporate documents and Properties of each of the Parent and its Subsidiaries; and

                  (d) cause each of the Parent's and its Subsidiaries' officers, directors and employees to supply all information reasonably requested by any such Person in connection with such Registration;

in each such case, as shall be reasonably necessary (in light of the potential liability of such holder or underwriter in respect of misstatements in and omissions from the registration statement or prospectus and any holder's obligations under Section 2.06) to enable it to conduct a "reasonable investigation" within the meaning of the Section 11(b)(3) of the Securities Act and to satisfy the requirement of reasonable care imposed by Section 12(a)(2) of the Securities Act.

                  The Parent agrees to include in the registration statement and each amendment thereto, and in each preliminary prospectus, prospectus or prospectus supplement, all material information requested to be included by any holder of Registrable Securities or underwriter, in each case, to the extent required to be contained therein or necessary to correct any misstatement of fact or necessary to make any statement contained therein, in light of the circumstances under which it was made, not misleading. Each holder of Registrable Securities agrees to keep confidential and not disclose (other than in connection with disclosure by the Parent pursuant to the foregoing sentence) to any Person (other than its officers, directors, employees and trustees who need to know such information and other than any attorney, agent, adviser or accountant who makes the agreement set forth in this paragraph) any information the Company reasonably determines to be confidential and so notifies in writing such holder, unless:

                  (i) the release of such information is necessary to avoid or correct a misstatement of a fact or omission of a fact required to be stated in any such registration statement or any amendment thereto, or in any preliminary prospectus, prospectus or prospectus supplement, or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading;

                  (ii) the release of such records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction;

                  (iii) such disclosure is requested by any governmental authority or self-regulatory organization having or alleging jurisdiction over such holder of Registrable Securities, and either such governmental authority or self-regulatory organization agrees to maintain the confidentiality of such information or such holder gives the Parent reasonable advance written notice of such intended disclosure, so as to permit the Parent to seek a protective order or similar relief;

                  (iv) the Parent otherwise consents; or

                  (v) such information becomes generally available to the public other than through a breach of this Agreement by such holder.

                  SECTION 2.05. REGISTRATION EXPENSES. The Parent will pay all Registration Expenses in connection with each Registration of Registrable Securities, including, without limitation, any such registration not effected by the Parent or either Company.

                  SECTION 2.06. INDEMNIFICATION; CONTRIBUTION. (a) INDEMNIFICATION BY THE PARENT. In connection with any registration statement or any offering of Securities pursuant thereto, the Parent shall indemnify, to the fullest extent permitted by law, each holder of Registrable Securities, its Affiliates, officers, directors, partners, employees, trustees and agents, if any, and each Person, if any, who controls such holder within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, against all losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses (under the Securities Act or common law or otherwise), joint or several, resulting from any violation by the Parent or either Company of the provisions of the Securities Act or the Exchange Act or any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (and as amended or supplemented if amended or supplemented) or any preliminary prospectus or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, in light of the circumstances under which they were made) not misleading, except to the extent that such losses, claims, damages, liabilities (or proceedings in respect thereof) or expenses are caused by any such untrue statement or alleged untrue statement contained in or by any omission or alleged omission from information concerning any holder furnished in writing to the Parent or any Company, as applicable, by such holder expressly for use therein. If the offering pursuant to any registration statement provided for under this Article IV is made through underwriters, no action or failure to act on the part of such underwriters (whether or not such underwriter is an Affiliate of any holder of Registrable Securities) shall affect the obligations of the Parent to indemnify any holder of Registrable Securities or any other Person pursuant to the preceding sentence. If the offering pursuant to any registration statement provided for under this Section 4 is made through underwriters, the Parent agrees, to the extent required by such underwriters, to enter into an underwriting or other agreement providing for indemnity of such underwriters, their officers, directors and agents, if any, and each Person, if any, who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as hereinbefore provided with respect to the indemnification of the holders of Registrable Securities; PROVIDED, HOWEVER, that the Parent shall not be required to indemnify any such underwriter, or any officer or director of such underwriter or any Person who controls such underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the extent that the loss, claim, damage, liability (or proceedings in respect thereof) or expense for which indemnification is claimed results from such underwriter's failure to send or give a copy of an amended or supplemented final prospectus to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such amended or supplemented final prospectus prior to such written confirmation and the underwriter was provided with such amended or supplemented final prospectus.

                  (b) INDEMNIFICATION FOR CONTROLLING PERSON LIABILITY. In addition to the indemnification provided for in Section 2.06(a), the Parent shall indemnify each holder of Registrable Securities, its Affiliates, officers, directors, partners, employees, trustees and agents, if any, and each Person, if any, who controls such holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against all losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses, joint or several, in each case, under the Securities Act, the Exchange Act, common law or otherwise, resulting from:

                  (i) any violation by the Parent or any Company of the provisions of the Securities Act or the Exchange
         Act;

                  (ii) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or amendment thereto or prospectus (and as amended or supplemented if amended or supplemented) or any preliminary prospectus or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, in light of the circumstances under which they were made) not misleading, whether or not, in each such case, the registration statement or amendment thereto or prospectus (or amendment or supplement thereto) or preliminary prospectus related or relates to any offering or sale of Registrable Securities by any holder; and

                  (iii) any other untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact necessary to make the statements in any document issued or delivered to any purchaser or potential purchaser or filed with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act (in light of the circumstances under which they were made) not misleading, in each case, in connection with any offering or sale of Securities of the Parent by any Person, whether or not such Securities offered or sold are or were registered or required to be registered under the Securities Act;

in each such case, to the extent that such losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses, joint or several, are alleged to result from or exist by virtue of the fact that any holder of Registrable Securities controls or is alleged to control (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Parent or any Subsidiary, whether such claim or allegation arises under Section 15 of the Securities Act or Section 20 of the Exchange Act or otherwise; PROVIDED, HOWEVER, that such indemnification shall not extend to losses, claims, damages, liabilities (or proceedings in respect thereof) or expenses caused by any untrue statement or alleged untrue statement contained in or by any omission or alleged omission from information furnished in writing to the Parent or any Company by such holder expressly for use therein, or from any such information provided by an underwriter selected by the holders or any of them.

                  (c) INDEMNIFICATION BY THE HOLDERS. In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder, severally and not jointly, shall indemnify, to the fullest extent permitted by law, the Parent, each underwriter (if the underwriter so requires) and their respective officers, directors and agents, if any, and each Person, if any, who controls the Parent or such underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses resulting from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or preliminary prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of any prospectus, in light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement is contained in or such omission is from information so concerning a holder furnished in writing by such holder expressly for use therein; PROVIDED, HOWEVER, that such holder's obligations hereunder shall be limited to an amount equal to the proceeds to such holder of the

Registrable Securities sold pursuant to such registration statement.

                  (d) CONTROL OF DEFENSE. Any Person entitled to indemnification under the provisions of this Section 2.06 shall give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification (the failure of any indemnified party so to notify the indemnifying party shall not relieve the indemnifying party of its obligations hereunder except to the extent that the indemnifying party is materially prejudiced by such failure to notify) and unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, permit such indemnifying party to assume the defense of such claim, with counsel reasonably satisfactory to the indemnified party; and if such defense is so assumed, such indemnifying party shall not enter into any settlement without the consent of the indemnified party; and any underwriting agreement entered into with respect to any registration statement provided for under this Article II shall so provide. In the event an indemnifying party shall not be entitled, or elects not, to assume the defense of a claim, such indemnifying party shall be obligated to pay the fees and expenses of only one counsel or firm of counsel for all parties indemnified by such indemnifying party in respect of such claim, unless in the reasonable judgment of any such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties in respect to such claim (in which case the indemnifying party shall pay the fees and expenses of an additional counsel for the indemnified party).

                  (e) CONTRIBUTION. If for any reason the foregoing indemnity is unavailable, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses:

                  (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other; or

                  (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations.

Notwithstanding the foregoing, no holder of Registrable Securities shall be required to contribute any amount in excess of the amount such holder would have been required to pay to an indemnified party if the indemnity under Section 2.06(c) hereof was available. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The obligation of any Person to contribute pursuant to this
Section 2.06 shall be several and not joint.

                  (f) TIMING OF PAYMENTS. An indemnifying party shall make payments of all amounts required to be made pursuant to the foregoing provisions of this Section 2.06 to or for the account of the indemnified party from time to time promptly upon receipt of bills or invoices relating thereto or when otherwise due or payable. Without limiting the generality of the foregoing, each indemnifying party, as an interim measure during the pendency of any claim, action, investigation, inquiry or proceeding arising our of or based upon any matter or subject for which indemnity (or contribution in lieu thereof) may be available to any indemnified party under this Section 2.06, will promptly reimburse each indemnified party, as often as invoiced therefor (but in no event more often than monthly) for all reasonable legal or other expenses incurred in connection with the investigation or defense of any such claim, action, investigation, inquiry or proceeding, notwithstanding the absence of any judicial determination as to the propriety or enforceability of the indemnifying party's obligation to reimburse the indemnified party for such expenses and notwithstanding the possibility that the obligations to pay such expenses might later have been held to be improper by a court of competent jurisdiction. To the extent that any such interim reimbursement is held to be improper, the indemnified party agrees to promptly return the amount so advanced to the indemnifying party.

                  (g) SURVIVAL. The indemnity and contribution agreements contained in this Section 2.06 shall remain in full force and effect regardless of any investigation made by or on behalf of a participating holder of Registrable Securities, its officers, directors, agents or any Person, if any, who controls such holder as aforesaid, and shall survive the transfer of such Securities by such holder.

                  SECTION 2.07. HOLDBACK AGREEMENTS; REGISTRATION RIGHTS TO OTHERS. (a) In connection with each underwritten sale of Registrable Securities, the Parent agrees, and each holder of Registrable Securities by acquisition of such Registrable Securities severally and not jointly agrees, to enter into customary holdback agreements for a period not to exceed 180 days concerning the sale or distribution of Registrable Securities, except, in the case of any holder of Registrable Securities, such holder shall only be required to make such agreement to the extent that the Parent, the Initial Stockholder and SGC (so long as it owns more than 3% of the common stock of Parent) shall make similar agreements.

                  (b) If the Parent or any Company shall at any time after the date hereof provide to any holder of any of its Securities rights with respect to the registration of such Securities under the Securities Act:

                  (i) such rights shall not be in conflict with or adversely affect any of the rights provided in this Article II to the Purchasers; and

                  (ii) if such rights are provided on terms or conditions more favorable to such holder than the terms and conditions provided in this
         Article II or if rights (including, without limitation, rights to demand or request a registration of similar Securities of the Parent or either Company) in addition to those granted pursuant to this Article II are provided, the Parent or the applicable Company, as applicable, will provide or cause to be provided (by way of amendment to this Article II or otherwise) such additional more favorable terms or conditions to the Purchasers, so long as at such time, the Purchasers have not disposed of more than 66-2/3% of the aggregate number of Securities of the Parent or the relevant Company, as the case may be, originally acquired by the Purchasers.

                  SECTION 2.08. OTHER REGISTRATION OF CAPITAL STOCK. If any shares of common stock or preferred stock of either of the Companies required to be reserved for purposes of exercise of Warrants or conversion or exchange of any class of preferred stock of the Parent or common stock of either of the Companies into any other class of preferred stock or common stock of the Parent or either of the Companies require registration with or approval of any governmental authority under any Federal or state law (other than the Securities
Act) before such shares may be issued upon conversion or exchange, the Parent will, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered or approved, as the case may be.

                  SECTION 2.09. AVAILABILITY OF INFORMATION. At any time that any class of Capital Stock of the Parent or of either of the Companies is registered under Section 12(b) or Section 12(g) of the Exchange Act, the Parent or the relevant Company, as the case may be, will comply with the reporting requirements of Sections 13 and 15(d) of the Exchange Act (whether or not it shall be required to do so pursuant to such Sections) and will comply with all other public information reporting requirements of the SEC from time to time in effect. In addition, the Parent or the relevant
Company, as the case may be, if the Capital Stock of such Person is so registered, shall:

                  (a) at all times after the Initial Public Offering Date, file such reports and information, and shall make available to the public and to the holders of Parent Preferred Stock and Purchaser Shares such information, as shall be necessary to permit such holders to offer and sell Registrable Securities pursuant to the provisions of Rule 144 promulgated under the Securities Act; and

                  (b) undertake to make available, and make available, the information concerning the Parent and the relevant Company, as the case may be, provided for by Rule 144A(d)(4).

The Parent and the relevant Company, as the case may be, if the Capital Stock of such Person is so registered, will also cooperate with each such holder in supplying such information as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by the SEC as a condition to the availability of an exemption from the registration provisions of the Securities Act in connection with the sale of any Parent Preferred Stock or Purchaser Shares. The Parent and the relevant Company, as the case may be, if the Capital Stock of such Person is so registered, will furnish to each such holder, promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by the Parent or the relevant Company, as the case may be, to its stockholders, and copies of all regular and periodic reports and all registration statements and prospectuses (other than any registration statement on Form S-4 or S-8 or any successor forms thereto or any prospectus relating to a registration statement on such forms) filed by the Parent or the relevant Company, as the case may be, with any securities exchange or with the SEC.

                  SECTION 2.10. PARENT PREFERRED STOCK EXCHANGE RIGHTS. (a) (i) Subject to the provisions of this Section 2.10, the DLJMB Entities, at their option, may at any time on any Business Day cause the Companies to exchange all, but not less than all, outstanding shares of Parent Preferred Stock held by all of the Purchasers for an equal number of shares of preferred stock of the Companies of identical type and liquidation preference and having identical terms and conditions as the Parent Preferred Stock, but no further exchange rights, except that the issuer of such preferred stock shall be the applicable Company (the "Exchange Preferred Stock"). Dividends on Parent Preferred Stock exchanged for Exchange Preferred Stock which have accrued but have not been paid as of the date of exchange (including the date of exchange determined pursuant to Section 2.10(a)(ii), the "Exchange Date") shall be deemed to have accrued on the Exchange Preferred Stock in equivalent amounts. The DLJMB Entities shall have the right, in their sole discretion, to elect the number of shares of Exchange Preferred Stock to be issued by each Company (which shares shall be issued in the same proportion to each Purchaser); PROVIDED, HOWEVER, that the total number of shares of Exchange Preferred Stock issued to the Purchasers by the Companies shall be equal to the total number of shares of the Parent Preferred Stock so exchanged.

                  (ii) Subject to the provisions of this Section 2.10, the Parent, at its option but only in connection with the Reorganization Transaction, may distribute an equal number of shares of the WRC Preferred Stock to the holders of Parent Preferred Stock in exchange for all, but not less than all outstanding shares of Parent Preferred Stock. Dividends on Parent Preferred Stock exchanged for WRC Preferred Stock which have accrued but have not been paid as of the Exchange Date shall be deemed to have accrued on the WRC Preferred Stock in equivalent amounts.

                  (b) (i) In the event of an exchange of the Parent Preferred Stock pursuant to Section 2.10(a), notice of such exchange specifying the Exchange Date therefor shall be given (x) if at the option of the DLJMB Entities, to the Parent, the Other Purchasers and the applicable Company not less than 30 days nor more than 60 days prior to the Exchange Date or (y) if at the option of the Parent, to the holders of Parent Preferred Stock not less than 20 days nor more than 60 days prior to the Exchange Date.

                  (ii) Notice having been given as aforesaid, from and after the applicable Exchange Date (unless default shall be made by the applicable Company in issuing Exchange Preferred Stock or by the Parent in distributing WRC Preferred Stock, as applicable, in exchange for Parent Preferred Stock), dividends on Parent Preferred Stock shall cease to accrue, and all rights of the holders thereof as stockholders of the Parent (except the right to receive from the applicable Company the Exchange Preferred Stock or from the Parent, the WRC Preferred Stock, as applicable, and other than any rights, accrued or otherwise, arising from non-compliance by the Parent with the terms of this Agreement) shall cease. In the case of an exchange pursuant to the Section 2.10(a)(i), upon surrender to the applicable Company in accordance with said notice of the certificates for the Parent Preferred Stock (properly endorsed or assigned for transfer) the applicable Company shall issue the Exchange Preferred Stock and deliver to the applicable holder certificates therefor registered in the name of such holder. In the case of an exchange pursuant to Section 2.10(a)(ii), upon surrender to the Parent in accordance with said notice of the certificates for the Parent Preferred Stock (properly endorsed or assigned for transfer) WRC shall issue the WRC Preferred Stock and the Parent shall distribute to the applicable holder certificates therefor registered in the name of such holder.

                  (iii) The exchange shall be deemed to have been effected immediately after the close of business on the Exchange Date, and the holders in whose names the Exchange Preferred Stock or the WRC Preferred Stock shall be issuable upon such exchange shall be deemed to have become the holders of record of the Exchange Preferred Stock or the WRC Preferred Stock represented thereby at such time on the Exchange Date.

                  (iv) Prior to the issuance and delivery of the Exchange Preferred Stock by the applicable Company, the applicable Company shall comply with all applicable Federal and state laws and regulations which require action to be taken by it with respect to such issuance and delivery (it being understood that neither of the Companies nor the Parent shall be required by reason of this Section 2.10(b)(iv) to file a registration statement covering such shares with the SEC). Prior to the issuance of the WRC Preferred Stock by WRC and delivery thereof by the Parent, WRC and the Parent shall comply with all applicable Federal and state laws and regulations which require action to be taken by them with respect to such issuance and delivery (it being understood that neither WRC nor the Parent shall be required by reason of this

Section 2.10(b)(iv) to file a registration statement covering such shares with the SEC).

                  (v) From and after the Exchange Date, all references in this Agreement to the Parent shall be construed as references to the applicable Company, all references in this Agreement to Parent Preferred Stock shall be construed as references to Exchange Preferred Stock or WRC Preferred Stock, as applicable, and the applicable Company shall assume all of the obligations of the Parent hereunder and the holders shall be subject to any transfer and other restrictions applicable in the case of the Parent Preferred Stock.

                  (c) The Company issuing the Exchange Preferred Stock or the WRC Preferred Stock will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issuance or delivery of certificates evidencing the Exchange Preferred Stock or the WRC Preferred Stock other than those resulting from transfers to third parties.

                  (d) For the avoidance of doubt, the Parent agrees that the limitations on those events which may constitute a "Reorganization Transaction" for purposes hereof are intended to be additional protections for the benefit of the Purchasers (and any Affiliates thereof to whom shares of Parent Preferred Stock are transferred) that are supplemental to the provisions of the Certificate of Designations with respect to the Parent Preferred Stock (the "Certificate of Designations").

                  SECTION 2.11. WARRANT REGISTRATION RIGHTS. The Purchasers shall have registration rights with respect to the Warrants as provided in Sections 2.01 (except that only the DLJMB Entities may be an "Initiating Holder" thereunder), 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08 and 2.09, provided that such Sections shall be read in accordance with the following:

         (i) "Parent" shall mean (I) with respect to Registrable Securities consisting of or exercisable for common stock of WRC, WRC or (II) with respect to Registrable Securities consisting of or exercisable for common stock of JLC, JLC;

         (ii) "Other Stockholders" shall mean all holders of securities of WRC or JLC, as applicable, other than the Purchasers; and

         (iii) any shelf registration statement filed with respect to the Warrants pursuant to Section 2.01(a) or

Section 2.02(a) shall be kept continuously effective until all such Warrants have been exercised for Capital Stock in accordance with the terms thereof or expire.


                  SECTION 2.12. INITIAL PUBLIC OFFERING OF PARENT. If an initial public offering of shares of common stock of the Parent shall occur, then any Purchaser shall have the right to, and the Parent shall, exchange all, but not less than all, of such Purchasers' Warrants and shares of common stock, if any, obtained upon exercise of the Warrants for shares of common stock of the Parent having an aggregate fair market value equal to the Fair Market Value of the exchanged shares.

                  SECTION 2.13. TAG-ALONG RIGHTS. (a) COMPANY TAG-ALONG RIGHTS. If Parent proposes to transfer (other than transfers (i) in a Public Offering, (ii) to Ripplewood Partners or any Affiliate of Ripplewood Partners, (iii) to any shareholder, partner, member or employee of Ripplewood Partners or any Affiliate of Ripplewood Partners, (iv) to any employee of Parent, the Companies or any of their Subsidiaries or (v) in connection with the pledge of shares of common stock of either Company in accordance with the terms of the Pledge Agreement), a number of shares of common stock of either Company equal to or exceeding, on the date of the proposed transfer, 25% of the outstanding shares of common stock of such Company in a single transaction or in a series of related transactions (a "Tag-Along Sale"), each Purchaser may, at its option, elect to exercise its rights under this Section 2.13. In the event of a Tag-Along Sale, Parent shall deliver to each Purchaser a written notice of the terms and conditions of such Tag-Along Sale (a "Tag-Along Notice") and offer each Purchaser the opportunity to participate in such Tag-Along Sale on the same terms and conditions, subject to the same agreements and for the same per share consideration as Parent. The Tag-Along Notice shall identify the number and type of shares of common stock of the applicable Company held by such Purchaser subject to the offer (a "Tag-Along Offer"), the per share consideration at which the Tag-Along Sale is proposed to be made, all other material terms and conditions of the Tag-Along Sale (and shall include the form of the proposed agreement, if any) and the date on which the Tag-Along Sale is proposed to be consummated. From the date of the Tag-Along Notice until the date that is ten days thereafter (the "Tag-Along Notice Period"), each Purchaser shall have the right (a "Tag-Along Right"), exercisable by written notice delivered to Parent, to request that Parent include in the Tag-Along Sale the number of shares of common stock of the applicable Company held by such Tagging Person as is specified in such notice

(each Purchaser so requesting, a "Tagging Person"); PROVIDED that, if the aggregate number of shares of common stock of the applicable Company proposed to be sold by Parent and all Tagging Persons in the Tag-Along Sale exceeds the number of shares of common stock of the applicable Company which can be sold on the terms and conditions set forth in the Tag-Along Notice, then (x) only the Tag-Along Portion of common stock of the applicable Company of each Tagging Person and Parent shall be sold pursuant to the Tag-Along Offer and (y) Parent shall also be entitled to sell such additional shares of common stock of the applicable Company as is permitted by Section 2.13(d).

                  (b) CLOSING OF TAG-ALONG SALE. If any Tagging Person exercises its Tag-Along Right hereunder with respect to a Tag-Along Sale, on the closing date for such Tag-Along Sale such Tagging Person shall deliver (i) to the purchaser specified in the Tag-Along Notice for such Tag-Along Sale a certificate or certificates representing the shares of common stock of the applicable Company which it has elected to sell (net of any reduction pursuant to Section 2.13(a)), together with appropriate instruments of transfer duly endorsed in blank, against payment by such purchaser of the aggregate consideration payable for such shares at the per share consideration specified in such Tag-Along Notice, and (ii) to Parent or the applicable Company all costs, expenses and other amounts to be paid by such Tagging Person in connection with such Tag-Along Sale pursuant to Section 2.13(i).

                  (c) NON-PARTICIPANTS. If at the termination of the Tag-Along Notice Period any Tagging Person shall not have delivered written notice to Parent of its election to participate in the Tag-Along Sale, such Tagging Person will have waived its Tag-Along Right with respect to such Tag-Along Sale.

                  (d) CERTAIN ALLOCATIONS. If any Tagging Person (i) declines to exercise or waives its Tag-Along Right with respect to any Tag-Along Sale or
(ii) elects to exercise its Tag-Along Right with respect to less than its Tag-Along Portion with respect to any Tag-Along Sale, Parent shall be entitled to transfer in such Tag-Along Sale, in addition to its Tag-Along Portion with respect to such Tag-Along Sale, a number of shares of common stock of the applicable Company equal to the number of shares of common stock of the applicable Company constituting the portion of such Tagging Person's Tag-Along Portion with respect to which such Tagging Person's Tag-Along Right was not exercised.

                  (e) PERMITTED SALE. Parent and any Tagging Person who exercises its Tag-Along Right with respect to a proposed Tag-Along Sale pursuant to this Section 2.13 may sell the shares of common stock of the applicable Company subject to the Tag-Along Offer with respect to such Tag-Along Sale on the terms and conditions set forth in such Tag-Along Notice within 120 days of the date on which the Tag-Along Rights with respect to such Tag-Along Sale shall have been waived, exercised or expire.

                  (f) SALE OF COMMON STOCK OF PARENT. If the Initial Stockholder proposes to transfer (other than transfers (i) in a Public Offering, (ii) to Ripplewood Partners or any Affiliate of Ripplewood Partners, (iii) to any shareholder, partner, member or employee of Ripplewood Partners or any Affiliate of Ripplewood Partners, (iv) to any employee of the Initial Stockholder, Parent, the Companies or any of their Subsidiaries or (v) to any member of the Initial Stockholder or any Affiliate of any such member) a number of shares of common stock of Parent equal to or exceeding, on the date of the proposed transfer, 25% of the Aggregate Ownership of the Initial Stockholder in Parent in a single transaction or in a series of related transactions, the provisions of this
Section 2.13 shall apply to such transfer (regardless of whether such Purchaser owns any common stock of Parent) in accordance with its terms except that the percentage of the Purchaser's shares of common stock of a Company that it has the right to sell and the consideration to be paid therefor shall be determined in good faith by the Board of Directors on a basis that shall, as nearly as reasonably practicable, provide such Purchaser economic treatment comparable to that which it would have been provided under Section 2.13(a) in the event of the transfer of an economically equivalent portion of shares of common stock of such Company.

                  (g) SALE OF COMMON STOCK OF THE INITIAL STOCKHOLDER. If Ripplewood Partners proposes to directly or indirectly transfer (other than transfers (i) in a Public Offering, (ii) to Ripplewood Partners or any Affiliate of Ripplewood Partners, (iii) to any shareholder, partner, member or employee of Ripplewood Partners or any Affiliate of Ripplewood Partners, (iv) to any employee of Ripplewood Partners, EAC IV L.L.C., the Initial Stockholder, Parent, the Companies or any of their Subsidiaries or (v) to any member of the Initial Stockholder or any Affiliate of any such member) a membership interest in the Initial Stockholder equal to or exceeding, on the date of the proposed transfer, 25% of Ripplewood Partners' Aggregate Ownership in the Initial Stockholder in a single transaction or in a series of related transactions, the provisions of this Section 2.13 shall apply to such transfer (regardless of whether such Purchaser owns any membership interests in the Initial Stockholder) in accordance with its terms except that the percentage of the Purchaser's shares of common stock of a Company that it has the right to sell and the consideration to be paid therefor shall be determined in good faith by the Board of Directors on a basis that shall, as nearly as reasonably practicable, provide such Purchaser economic treatment comparable to that which it would have been provided under Section 2.13(a) in the event of transfer of an economically equivalent portion of shares of common stock of such Company.

                  (h) CERTAIN OTHER MATTERS. For purposes of this Section 2.13 and all definitions used in this Section 2.13, a Right to acquire one share of common stock of either Company shall constitute one share of common stock of such Company and a Person shall be deemed to own a share of common stock if such Person has a Right to acquire such share whether or not such Right is exercisable at such time; PROVIDED that any payments to be made to any Purchaser in connection with the exercise of any Tag-Along Right with respect to any Right shall be reduced by an amount equal to the then applicable exercise price of such Right.

                  (i) EXPENSE OF SALE. All out-of-pocket costs and expenses incurred by the Purchasers in connection with a Tag-Along Sale (including, without limitation, fees and disbursement of any counsel retained by the Purchasers) shall be paid by the Purchasers. All direct selling expenses, discounts or commissions of brokers paid to any Person on a per share basis in connection with such Tag-Along Sale shall be paid ratably by the Purchasers and the Parent (in proportion to each Purchaser's and the Parent's Tag-Along Portion). All other fees and expenses in connection with such Tag-Along Sale shall be paid by the applicable Company.

                  SECTION 2.14. DRAG-ALONG RIGHTS. (a) If, at any time prior to the Public Market Date, Parent (i) proposes to transfer in a Bona Fide Sale not less than 90% of its aggregate ownership of the outstanding common stock of either Company and (ii) holds or is otherwise entitled to vote a majority of the Voting Stock of such Company before giving effect to such transfer (a "Drag-Along Sale"), then Parent may at its option require all, but not less than all, of the Purchasers to sell in such Drag-Along Sale their respective Drag-Along Portions of the shares of common stock of such Company then held by the respective Purchasers ("Drag-Along Rights"). Parent shall provide written notice of such Drag-Along Sale to each Purchaser (a "Drag-Along

Notice") not later than the 10th day prior to the proposed Drag-Along Sale. The Drag-Along Notice shall identify, with respect to the Drag-Along Sale, the transferee, the number of shares of common stock of the applicable Company to be sold, the consideration for which a transfer is proposed to be made, which shall also be stated on a per share basis (the "Drag-Along Sale Price"), the date on which such Drag-Along Sale is proposed to be consummated and, in reasonable detail, all other material terms and conditions of such Drag-Along Sale.

                  (b) Subject to this Section 2.14, each Purchaser shall be required to participate in the Drag-Along Sale on the terms and conditions set forth in the Drag-Along Notice, so long as such terms and conditions constitute a Bona Fide Sale, and to transfer the Drag-Along Portion of its shares of common stock of the applicable Company as set forth below. The price payable per share in such Drag-Along Sale to each Purchaser shall be the Drag-Along Sale Price.

                  (c) Parent shall have a period of 90 days from the date of receipt of the Drag-Along Notice to consummate the Drag-Along Sale on the terms and conditions set forth in such Drag-Along Notice, so long as such terms and conditions constitute a Bona Fide Sale.

                  (d) On the closing date for a Drag-Along Sale, each Purchaser shall deliver to the purchaser specified in the Drag-Along Notice for such Drag-Along Sale a certificate or certificates representing such Purchaser's Drag-Along Portion of the common stock of the Company, together with appropriate instruments of transfer duly endorsed in blank, against payment by such purchaser of the total purchase price for such shares at the Drag-Along Sale Price per share.

                  (e) All expenses and costs of any Drag-Along Sale, including the fees of one counsel to the Purchasers related to such sale, shall be for the account of and paid by the applicable Company; PROVIDED that, in the event of any Drag-Along Sale required by the Agent pursuant to the Pledge Agreement, Parent, each Purchaser and the Company shall bear and pay for its own respective expenses and costs, including the fees of its respective counsel, in connection with such Drag-Along Sale.

                  (f) For purposes of this Section 2.14 and all definitions used in this Section 2.14, a Right to acquire one share of common stock of either Company shall constitute one share of common stock of such Company and a Person shall be deemed to own a share of common stock if such Person has a Right to acquire such share whether or not such Right is exercisable at such time; PROVIDED that any payments to be made to any Purchaser in connection with the exercise of any Drag-Along Sale with respect to any Right shall be reduced by an amount equal to the then applicable exercise price of such Right.

                  (g) If, at any time prior to the Public Market Date, the Initial Stockholder (i) proposes to transfer in a Bona Fide Sale not less than 90% of its aggregate ownership of the outstanding common stock of Parent and
(ii) holds or is otherwise entitled to vote a majority of the Voting Stock of Parent before giving effect to such transfer, then the provisions of this
Section 2.14 shall apply to such transfer (regardless of whether such Purchaser owns any common stock of Parent) in accordance with its terms except that the percentage of the Purchaser's shares of common stock of a Company that it has the obligation to sell and the consideration to be paid therefor shall be determined in good faith by the Board of Directors on a basis that shall, as nearly as reasonably practicable, provide such Purchaser economic treatment comparable to that which it would have been provided under Section 2.14(a) in the event of the transfer of an economically equivalent portion of shares of common stock of such Company.

                                   ARTICLE III

                            RESTRICTIONS ON TRANSFER,
                        TERMINATION AND OTHER AGREEMENTS

                  SECTION 3.01. RESTRICTIONS ON TRANSFER TO TRANSFEREES. (a) GENERALLY. Subject to the restrictions of Section 1.04(b) and the terms of the Parent Preferred Stock and other than issuances of Exchange Preferred Stock pursuant to Section 2.10 and issuances of Capital Stock pursuant to an exercise of the Warrants, the Parent and the Companies shall neither issue nor sell any additional shares of Capital Stock or Rights (other than in a Public Offering) to any purchaser unless such purchaser shall have acknowledged that such purchaser has notice of the provisions of this Agreement and is an "Other Stockholder" as defined herein and such purchaser shall have agreed, in writing, to be bound by each of the terms and provisions of this Agreement applicable to an "Other Stockholder" pursuant to an undertaking substantially in the form set forth as Exhibit A hereto. No other party hereto shall sell, assign, transfer or otherwise dispose of any Capital Stock of the Parent or any Company or any Rights to any transferee unless such transferee shall have assumed in writing all of the obligations of its transferor imposed by this Agreement with respect to such Capital Stock and Rights and shall have agreed to be bound by each of the terms and provisions of this Agreement to which such transferor was bound with respect to such Capital Stock and Rights pursuant to an undertaking substantially in the form set forth as Exhibit A hereto.

                  (b) RESTRICTIONS ON TRANSFERS BY PURCHASERS. Each of the Purchasers agrees that it will not transfer any Capital Stock or Rights of the Parent or either Company it holds at any time prior to the Initial Public Offering Date to any Person that is an Adverse Party; PROVIDED, HOWEVER, that this Section 3.01(b) shall not prohibit or restrict transfers of Capital Stock or Rights pursuant to Rule 144 or Rule 144A (or any successor provision) under the Securities Act.

                  SECTION 3.02. COOPERATION BY THE PARENT AND THE COMPANIES. (a) The Parent and the Companies shall refuse to register any transfer of any of its Capital Stock or Rights to any transferee unless the Parent shall have received from the prospective transferee a written agreement to be bound by the provisions of this Agreement if required by Section 3.01 hereof, and such other evidence as the Parent may reasonably require to establish compliance with such
Section 3.01. The Parent and the Companies shall be protected in, and shall have no liability to any Other Stockholder for, and no such holder shall assert any claim against the Parent or either Company for, failing to register any transfer of any of its Capital Stock or Rights if such transfer is not in compliance with the provisions of this Agreement.

                  (b) Each of the Parent and the Companies shall use its reasonable best efforts to assist the DLJMB Entities in the sale by the DLJMB Entities of the Parent Preferred Stock and the Purchaser Shares held by such entities.

                  SECTION 3.03.  LEGENDING OF CERTIFICATES.  Each
certificate representing any Capital Stock or Rights shall bear the following legend:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A STOCKHOLDERS AGREEMENT, DATED AS OF NOVEMBER 17, 1999, THE PROVISIONS OF WHICH ARE INCORPORATED HEREIN BY REFERENCE. SUCH STOCKHOLDERS AGREEMENT PROVIDES, AMONG OTHER THINGS, THAT THIS SECURITY MAY NOT BE SOLD OR TRANSFERRED TO ANY PERSON WHO HAS NOT EXPRESSLY ASSUMED THE OBLIGATIONS OF SUCH AGREEMENT AND CONTAINS, AMONG OTHER PROVISIONS,

         PROVISIONS WHICH LIMIT THE TRANSFER OF THIS
         SECURITY. A COPY OF SUCH STOCKHOLDERS AGREEMENT IS
         AVAILABLE FROM THE SECRETARY OF [INSERT NAME OF
         APPLICABLE COMPANY] UPON REQUEST."

                  SECTION 3.04. SECURITIES ACT RESTRICTIONS; LEGEND. The Parent shall not register any transfer of Capital Stock or Rights if it has reason to believe that such transfer is being requested in violation of the registration requirements of Section 5 of the Securities Act. Except as otherwise permitted by Section 3.05 hereof, each certificate representing a share of Capital Stock or a Right shall be stamped or otherwise imprinted with a legend in substantially the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD EXCEPT IN A TRANSACTION REGISTERED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT."

                  SECTION 3.05. TERMINATION OF RESTRICTIONS. Each and all of the provisions of this Agreement (other than Section 2.05, Section 2.06, Section
2.09 and Section 6.09) shall terminate immediately as to any Capital Stock or Rights (but this Agreement shall remain in force with respect to any remaining Capital Stock or Rights):

                  (a) when such Capital Stock or Rights have been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering such Capital Stock or Rights; or

                  (b) when they shall have been distributed to the public pursuant to Rule 144 or Rule 144A (or any successor provision) under the Securities Act; or

                  (c) when they shall have been otherwise transferred (except for transfers in connection with the Exchange Offer) and subsequent disposition of them shall not require registration or qualification under the Securities Act or any similar state law then in force.

Notwithstanding anything to the contrary contained in Section 3.05(b) or (c), shares of Capital Stock or Rights distributed or transferred thereunder shall, until the Public Market Date, remain subject to the provisions of Section 2.14. Whenever such restrictions shall terminate as to any Capital Stock or Rights, the holder thereof shall be entitled to receive from the Parent or the applicable Companies, without expenses (other than transfer taxes, if any), new Capital Stock or Rights of like tenor not bearing the applicable legends set forth in Section 3.03 or
Section 3.04 hereof.


                                   ARTICLE IV

                                  DEFINED TERMS

                  SECTION 4.01. TERMS DEFINED. As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

                  "Adverse Party" means any Person whose ownership interest in either of the Companies or the Parent would be reasonably expected to be detrimental to the interest of either of the Companies or the Parent (including, without limitation, any of their Subsidiaries), including, without limitation, a competitor of either of the Companies or the Parent (including, without limitation, any of their Subsidiaries); PROVIDED, HOWEVER, that:

                  (a) no Person described in Rule 501(a)(1) under the Securities Act; and

                  (b) no dealer registered under Section 15 of the Exchange Act or investment adviser registered under the Investment Advisers Act of 1940, as amended, which, in either case, owns or invests on a discretionary basis at least $10,000,000 in securities of unaffiliated issuers;

shall be an "Adverse Party" unless such Person is controlled by, controls or is under common control with a competitor of either of the Companies or the Parent (including, without limitation, any of their Subsidiaries). As used in this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

                  "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person; provided, that with respect to the Parent and its Subsidiaries only:

                  (a) no Subsidiary, Purchaser or any Affiliate of a Purchaser shall be an Affiliate of the Parent or any Subsidiary;

                  (b) neither the "Purchaser" pursuant to the Amended and Restated Stockholders Agreement, dated as of November 17, 1999, among the Parent, SGC and the Initial Stockholder, nor any Affiliate of such "Purchaser" shall be an Affiliate of the Parent or any Subsidiary;

                  (c) any Person other than those specified in clauses (a) and
         (b) of this definition that beneficially owns or holds 10% or more of any class of the Voting Stock of the Parent shall be an Affiliate of the Parent or any Subsidiary; and

                  (d) any Person other than those specified in clauses (a) and
         (b) of this definition, 10% or more of the Voting Stock (or in the case of a Person that is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held by the Parent or a Subsidiary shall be an Affiliate of the Parent or any Subsidiary.

As used in this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agreement" has the meaning set forth in the introductory paragraph hereof.

                  "Aggregate Ownership" means, with respect to shares of common stock or membership interests of any entity owned by any Person or group of Persons, the total number of shares of common stock or membership interests, as applicable, of such entity "beneficially owned" (as such term is defined in Rule 13d-3 under the Exchange Act, but without regard to the restrictions contained in Rule 13d-3(d) thereunder) (without duplication) by such Person or group of Persons as of the date of such calculation, calculated on a Fully Diluted basis and taking into account any stock or membership interest dividend, split or reverse split.

                  "Board of Directors" means the board of directors of the Parent or any committee thereof that, in the instance, shall have the lawful power to exercise the power and authority of such board of directors.

                  "Bona Fide Sale" means a sale in which (i) the sale by each Purchaser would be on the same terms and conditions and for the same type of consideration as is to be received by Parent, (ii) the consideration to be paid to each Purchaser in connection with such transaction consists solely of cash, Freely Tradeable Securities or cash and Freely Tradeable Securities, (iii) no Purchaser shall be required to make any representations or warranties (except as to its title to and authority to convey the shares of common stock to be sold by it and the warranties implied in connection with such transfer under Section 8-108(a) of the Uniform Commercial Code of the State of Delaware) and (iv) the prospective purchaser is purchasing in an arm's-length transaction from Parent and is not an Affiliate of Parent, either Company, the Initial Stockholder or Ripplewood Partners.

                  "Broker-Dealer" means any broker or dealer registered under the Exchange Act.

                  "Business Day" means a day other than a Saturday, a Sunday or a day on which banks in the State of New York are required or permitted by law to be closed.

                  "Capital Stock" means:

                  (a) with respect to any corporation, any class of preferred, common or other capital stock;

                  (b) with respect to any partnership, any limited, general or other partnership interests; and

                  (c) with respect to any limited liability company, membership interests or units or any similar interests;

or, in each such case or in the case of any other Person, all share capital or similar equity interest of a Person.

                  "Certificate of Designations" has the meaning set forth in Section 2.10(d).

                  "Charter" means, with respect to the Parent, the Certificate of Incorporation of the Parent, as filed with the Secretary of State of the State of Delaware on May 12, 1999, as amended and filed with the Secretary of State of the State of Delaware on October 28, 1999, as amended and filed with the Secretary of State of the State of Delaware on November 16, 1999 and as thereafter amended in compliance with the provisions thereof and hereof; with respect to JLC, the Certificate of Incorporation of JLC, as filed with the Secretary of State of the State of Delaware on May 12, 1999, and as amended and filed with the Secretary of State of the State of Delaware on November 16, 1999 and as thereafter amended in compliance with the provisions thereof and hereof; and with respect to WRC, the Certificate of Incorporation of WRC, as filed with the Secretary of State of the State of Delaware on November 28, 1990, and as amended and filed with the Secretary of State of Delaware on November 16, 1999 and as thereafter amended in compliance with the provisions thereof and hereof.

                  "Closing Date" means the day upon which the Parent Preferred Stock and Warrants are sold to the Purchasers under the Subscription Agreement.

                  "Companies" has the meaning set forth in the introductory paragraph hereto.

                  "Consummate" means, with respect to an Exchange Offer, the occurrence of (a) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the New Preferred Stock to be issued in the Exchange Offer, (b) the maintenance of such Exchange Offer Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the period required pursuant to Section 5.01(b) hereof and (c) the delivery by the Parent to the holders of the Senior Preferred Stock that number of shares of New Preferred Stock equal to the number of shares of Senior Preferred Stock then outstanding, which shares of New Preferred Stock shall have the same Liquidation Value as the shares of Senior Preferred Stock so tendered by the holders thereof pursuant to the Exchange Offer.

                  "Consummation Deadline" shall have the meaning given such term in Section 5.01(b).

                  "DLJMB" means DLJ Merchant Banking II, L.P., together with its successors and permitted assigns.

                  "DLJMB Designee" has the meaning set forth in
Section 1.03(a)(i).

                  "DLJMB Subsidiary Designee" has the meaning set forth in Section 1.03(a)(ii).

                  "DLJMB Entities" has the meaning set forth in the introductory paragraph.

                  "DLJMB JLC Subsidiary Designee" has the meaning set forth in Section 1.03(a)(ii).

                  "DLJMB WRC Subsidiary Designee" has the meaning set forth in Section 1.03(a)(ii).

                  "Drag-Along Portion" means, with respect to any Purchaser, the number of shares of common stock of the applicable Company beneficially owned by such Purchaser on a Fully-Diluted basis (but without duplication) multiplied by a fraction, the numerator of which is the number of shares of common stock of such Company proposed to be sold by Parent and the denominator of which is the total number of shares of common stock of such Company owned by Parent.

                  "Effectiveness Target Date" means the Exchange
Offer Effectiveness Target Date or the Shelf Registration
Effectiveness Target Date, as applicable.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  "Exchange Date" has the meaning set forth in
Section 2.10(a).

                  "Exchange Offer" means the issuance by the Parent of a number of shares of New Preferred Stock equal to the number of shares of Senior Preferred Stock then outstanding, which shares of New Preferred Stock shall have the same Liquidation Value as the shares of Senior Preferred Stock so exchanged.

                  "Exchange Offer Effectiveness Target Date" shall have the meaning given such term in Section 5.01(a).

                  "Exchange Offer Filing Deadline" shall have the meaning given such term in Section 5.01(a).

                  "Exchange Offer Registration Period" shall have the meaning given such term in Section 5.01(b).

                  "Exchange Offer Registration Statement" means the Registration Statement relating to the Exchange Offer, including the related Prospectus.

                  "Exchange Preferred Stock" has the meaning set forth in Section 2.10.

                  "Fair Market Value" means the fair market value of a Security, determined by the Board of Directors, giving due consideration to such factors as it deems appropriate, including the earnings and certain other financial and operating information of the Parent and its subsidiaries in recent periods, its potential value and that of its subsidiaries as a whole, its future prospects and that of its subsidiaries and the industries in which they compete, its history and management and that of its subsidiaries, the general condition of the securities markets and the fair market value of securities of privately owned companies (with transfer restrictions) engaged in businesses similar to the Parent and its subsidiaries. The Fair Market Value, as determined by the Board of Directors in good faith shall be binding and conclusive upon all parties hereto.

                  "Filing Deadline" means the Exchange Offer Filing Deadline or the Shelf Registration Filing Deadline, as applicable.

                  "Freely Tradeable Securities" means Securities:

                  (a) which are of a class:

                           (i) of Securities issued or fully guaranteed by the
                  United States of America or any agency thereof and entitled to the full faith and credit of the United States of America, for which price quotations are routinely quoted and for which, in the reasonable opinion of the Purchasers, there is a ready liquid market; or

                           (ii) both registered pursuant to either Section 12(b)
                  or Section 12(g) of the Exchange Act and either listed on a national securities exchange or on the NASDAQ National Market; and

                  (b) which may be resold in the public markets by the Purchasers without requirement of further registration under the Securities Act (excluding the impact of Rule 145 under the Securities Act, if applicable).

                  "Fully Diluted" means, with respect to common stock and without duplication, all outstanding shares of common stock and all shares of common stock issuable in respect of securities convertible into or exchangeable for shares of common stock, stock appreciation rights, options, warrants (including the Warrants) and other rights to purchase or subscribe for shares of common stock or securities convertible into or exchangeable for shares of common stock; PROVIDED that, to the extent that any of the foregoing stock appreciation rights, options, warrants or other rights to purchase or subscribe for shares of common stock are subject to vesting, such shares subject to vesting shall be included in the definition of "Fully Diluted" only upon and to the extent of such vesting.

                  "GAAP" means accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date hereof.

                  "Incidental Registration" has the meaning set forth in Section 2.02.

                  "Initial Public Offering Date" means the first date upon which common stock of the Parent or any of its Subsidiaries shall have been issued or sold pursuant to an underwritten public offering (whether on a firm commitment basis or a best efforts basis if such best efforts are successful) thereof pursuant to an effective registration statement filed with the SEC pursuant to the Securities Act (an "Initial Public Offering").

                  "Initial Stockholder" has the meaning set forth in the introductory paragraph.

                  "Issuable Share" means and includes at any time,

                  (a) a share of issued and outstanding common stock of either Company; and

                  (b) a Right (including, without limitation, a Warrant), and (without duplication) all shares of common stock of either Company issuable upon exercise of such Right, in each case at such time.

For purposes of this definition of "Issuable Share", a Right to acquire one share of common stock of either Company shall constitute one Issuable Share, and a Person shall be deemed to own an Issuable Share if such Person has a Right to acquire such share whether or not such Right is exercisable at such time.

                  "JLC" has the meaning set forth in the
introductory paragraph.

                  "JLC Warrants" has the meaning set forth in the first whereas clause.

                  "NASD" means the National Association of Securities Dealers, Inc.

                  "NASDAQ" means the NASDAQ Stock Market, Inc., a subsidiary of the NASD.

                  "NASDAQ National Market" has the meaning ascribed thereto in Rule 4200(r) of the NASDAQ.

                  "NASDAQ SmallCap Market" has the meaning ascribed thereto in Rule 4200(t) of the NASDAQ.

                  "New Preferred Stock" means the Parent's new Senior Preferred Stock Due 2011, of identical type and having identical terms as the Senior Preferred Stock, to be issued (i) in the Exchange Offer or (ii) as contemplated by Section 5.02.

                  "NML" has the meaning set forth in the
introductory paragraph.

                  "Notes Registration Rights Agreement" means that certain Registration Rights Agreement dated as of the date hereof between the Parent, each of the Companies and those entities listed on the signature pages thereto relating to the 12 3/4% Senior Subordinated Notes Due 2009.

                  "Other Stockholders" means and includes, at any time, all holders of Issuable Shares or shares of common stock of the Parent at such time (other than the holders of Purchaser Shares and SGC and including, without limitation, the Initial Stockholder), other than holders of shares sold in any Public Offering and other than holders of shares as to which the provisions of this Agreement (other than those specified in Section 3.05) have terminated pursuant to Section 3.05.

                  "Other Purchasers" has the meaning set forth in the introductory paragraph.

                  "Parent" has the meaning set forth in the introductory paragraph.

                  "Parent Preferred Stock" has the meaning set forth in the second whereas clause.

                  "Person" means an individual, partnership, corporation, limited liability company, trust, unincorporated organization, or a government or agency or political subdivision thereof.

                  "Pledge Agreement" means the Security and Pledge Agreement dated as of November 17, 1999 among Parent, the Companies, certain other Subsidiaries of Parent and Bank of America, N.A., as Administrative Agent (the "Agent").

                  "Preferred Stock" means and includes all Capital Stock of the Parent of any class which is preferred, as to payment of dividends, payment upon a liquidation or dissolution of the Parent or both over the common stock of the Parent, including, without limitation, the Parent Preferred Stock.

                  "Property" means any and all interests in any kind of property or asset whatsoever, whether real, personal or mixed and whether tangible or intangible.

                  "Prospectus" means the prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

                  "Public Market Date" means the first day upon which at least 35% (by number of shares) of the common stock of the Parent or any Subsidiary then outstanding shall have been sold in one or more Public Offerings, resulting in common stock of the Parent or any Subsidiary with an aggregate market value of not less than $25,000,000 having been sold in all Public Offerings.

                  "Public Offering" shall mean, with respect to any shares of Capital Stock of the Parent or either Company, as applicable, any sale in a transaction registered under Section 5 of the Securities Act.

                  "Purchaser" has the meaning set forth in the introductory paragraph.

                  "Purchaser Shares" means the following, without duplication:

                  (a) shares of common stock of either Company that have been issued upon the exercise of any Warrant; and

                  (b) shares of common stock of either Company that are issuable upon the exercise of any outstanding Warrants.

                  For purposes of this definition of "Purchaser
Shares", a Right to acquire one share of common stock of either Company shall constitute one Purchaser Share, and a Person shall be deemed to own a Purchaser Share if such Person has a Right to acquire such Purchaser Share whether or not such Right is exercisable at such time.

                  "Registrable Securities" means, at any time, in the case of the Initial Stockholder, all shares of Capital Stock of the Parent or either Company and, in the case of the Purchasers, all Purchaser Shares, the Exchange Preferred Stock and the Parent Preferred Stock; PROVIDED, HOWEVER, that, such Purchaser Shares, the Exchange Preferred Stock and Parent Preferred Stock shall cease to be Registrable Securities:

                  (a) when a registration statement with respect to the sale of such Securities shall have become effective under the Securities Act and such Securities shall have been disposed of in accordance with the registration statement covering such Securities;

                  (b) when such Securities shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act;

                  (c) when such Securities shall have been otherwise transferred (except to Affiliates of the transferor) and subsequent disposition of them shall not require registration or qualification under the Securities Act or any similar state law then in force; or

                  (d) when such Securities shall have ceased to be outstanding or issuable upon exercise of any Warrants or other Rights (it being understood that the Securities for which such Warrants or Rights were exercisable shall continue to be Registrable Securities, unless otherwise provided in paragraphs (a)-(c) of this definition).

                  "Registration" means and includes each Required
Registration and each Incidental Registration.

                  "Registration Expenses" means all expenses incident to the Parent's or any Company's performance of or compliance with Section 2.01 through
Section 2.04, inclusive, including, without limitation:

                  (a) all registration and filing fees;

                  (b) fees and expenses of compliance with securities or blue sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities);

                  (c) all printing expenses, including, without limitation, expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company;

                  (d) messenger and delivery expenses;

                  (e) internal expenses of the Parent (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties);

                  (f) fees and disbursements of counsel for the Parent and the Companies and its independent certified public accountants (including, without limitation, the expenses of any management review, cold comfort letters or any special audits required by or incident to such performance and compliance);

                  (g) securities act liability insurance (if the Parent or any Company elects to obtain such insurance);

                  (h) the reasonable fees and expenses of any special experts retained by the Parent or any Company in connection with such registration;

                  (i) fees and expenses of other Persons retained by the Parent or any Company;

                  (j) fees and expenses of one counsel for holders of Registrable Securities, selected by the Requisite
         Holders;

                  (k) fees and expenses in connection with any review of underwriting arrangements by the NASD including, without limitation, fees and expenses of any "qualified independent underwriter"; and

                  (l) fees and disbursements of underwriters customarily paid by issuers;

but not including any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities or any other selling expenses, discounts, commissions or transfer taxes, if any, incurred in connection with the sale of Registrable Securities, which shall be severally payable by the holders thereof.

                  "Registration Statement" means any registration statement of the Parent relating to (a) an offering of New Preferred Stock pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, in each case, (i) that is filed pursuant to the provisions of this Agreement and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

                  "Reorganization Transaction" means a reorganization completed in connection with an Initial Public Offering pursuant to which the Parent shall transfer, or cause to be transferred, all or substantially all its assets (including, without limitation, all the capital stock and debt securities of WRC held by the Parent) to WRC in exchange for the assumption by WRC of all or substantially all the liabilities of the Parent, the issuance to the Parent by WRC of new common stock and WRC Preferred Stock, and, at the option of Parent, the distribution of (x) the WRC Preferred Stock to the holders of the Parent Preferred Stock in exchange for the Parent Preferred Stock pursuant to Section 2.10(a) and/or (y) an equivalent number of shares of the new common stock of WRC to certain holders of the Parent's common stock in exchange for the shares of the Parent's common stock held by such holders; PROVIDED, HOWEVER, that (i) the assets and liabilities of WRC immediately subsequent to such Reorganization Transaction shall be substantially identical (including, without limitation, in type, amount and contingency) to the assets and liabilities of the Parent immediately prior to such Reorganization Transaction, in each case on a consolidated basis, (ii) after giving effect to the Reorganization Transaction, the overall economic position of a holder of WRC Preferred Stock with respect to its investment in WRC (and relative to other creditors, lenders and equity holders of WRC) shall not be worse than, immediately prior to such Reorganization Transaction, the overall economic position of a holder of Parent Preferred Stock with respect to the investment by that holder in the Parent (and relative to other creditors, lenders and equity holders of Parent); and (iii) WRC shall have delivered to the holders of the Parent Preferred Stock an opinion of outside counsel to WRC from a firm that is reasonably acceptable to such holders that (A) the Reorganization Transaction should qualify as a reorganization under Section 368(a) of the Code and (B) there should be no adverse tax consequences (other than insignificant tax consequences) to the holders of Parent Preferred Stock or to WRC that result from, are caused by, or are incurred by such holder or WRC that result from, are caused by, or are incurred by such holder or WRC in connection with, the consummation of the Reorganization Transaction.

                  "Required Holders" means, at any time, the Purchasers holding at least 90% of the aggregate Parent Preferred Stock and Purchaser Shares then held by the Purchasers. For purposes of this definition, holders of Warrants at any time shall be deemed to be holders of the common stock of the applicable Company that is at such time issuable upon exercise in full of such Warrants, whether or not such holders are then entitled so to exercise such Warrants pursuant to the terms thereof.

                  "Required Registration" has the meaning set forth in Section 2.01(a).

                  "Requisite Holders" means:

                  (a) with respect to any registration or proposed registration of Registrable Securities pursuant to Section 2.01, the Initiating Holder; and

                  (b) with respect to any registration or proposed registration of Registrable Securities pursuant to Section 2.02, any holder or holders (other than the Parent, any Subsidiary or any Affiliate of the Parent) holding at least 90% of the shares of Registrable Securities (excluding any shares of Registrable Securities directly or indirectly held by the Parent, any Subsidiary or any Affiliate of the Parent) to be so registered.

                  "Right" means and includes:

                  (a) any warrants (including, without limitation, the Warrants), rights or other options exercisable into common stock of either Company; and

                  (b) any conversion or exchange privilege or right pursuant to any Security (including, without limitation, any share of Capital Stock) which is convertible or exchangeable into common stock of either Company.

                  "Ripplewood" means Ripplewood Holdings L.L.C., a Delaware limited liability company, together with its successors and permitted assigns.

                  "Rule 144" means Rule 144 promulgated under the Act.

                  "SEC" means, at any time, the Securities and Exchange Commission or any other Federal agency at such time administering the Securities Act.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  "Security" means "security" as defined by
Section 2(1) of the Securities Act.

                  "Senior Financial Officer" means any one of the chief financial officer, the treasurer, the controller and the principal accounting officer of the Parent, or any officer of the Parent acting in such capacity.

                  "SGC" has the meaning set forth in the
introductory paragraph.

                  "Shelf Registration Effectiveness Target Date" shall have the meaning given such term in Section 5.02(a).

                  "Shelf Registration Filing Deadline" shall have the meaning given such term in Section 5.02(a).

                  "Shelf Registration Statement" shall have the meaning given such term in Section 5.02.

                  "Subscription Agreement" has the meaning set forth in the first whereas clause.

                  "Subsidiary" means, as to any Person, any other Person the financial position and results of operations of which would be properly consolidated with those of the first Person in accordance with GAAP. The term "Subsidiary", as used herein without reference to any Person, shall mean a Subsidiary of the Parent.

                  "Tag-Along Portion" means the number of shares of common stock owned (or, without duplication, acquirable under the Rights) by the Tagging Person or Parent, as the case may be, multiplied by a fraction, the numerator of which is the number of shares of common stock proposed to be sold in the Tag-Along Sale pursuant to Section 2.13, and the denominator of which is the aggregate number of shares of common stock on a Fully Diluted basis owned by all stockholders.

                  "Transfer Restricted Securities" means each (A) share of Senior Preferred Stock, until the earliest to occur of (i) the date on which such share of Senior Preferred

Stock is exchanged in the Exchange Offer for a share of New Preferred Stock which is entitled to be resold to the public by the holder thereof (other than a Broker-Dealer) without complying with the prospectus delivery requirements of the Act, (ii) the date on which such share of Senior Preferred Stock has been disposed of in accordance with a Shelf Registration Statement (and the purchasers thereof have been issued shares of New Preferred Stock), or (iii) the date on which such share of Senior Preferred Stock is distributed to the public pursuant to Rule 144 under the Act and each (B) share of New Preferred Stock held by a Broker-Dealer until the date on which such share of New Preferred Stock is disposed of by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including the delivery of the Prospectus contained therein).

                  "Voting Stock" means, with respect to any Person, any Capital Stock of such Person whose holders are entitled under ordinary circumstances to vote for the election of directors, managers, trustees, the managing partner or other individuals fulfilling similar duties with respect to such Person (irrespective of whether at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency); PROVIDED, HOWEVER, that Purchaser Shares shall be deemed not to be Voting Stock.

                  "Warrants" has the meaning set forth in the first whereas clause.

                  "Warrant Certificate" means any certificate representing a Warrant.

                  "WRC" has the meaning set forth in the
introductory paragraph.

                  "WRC Preferred Stock" means the preferred stock of WRC that is issued by WRC to the Parent in the Reorganization Transaction, which shall be of identical type and liquidation preference and have identical terms and conditions as the Parent Preferred Stock, except that the issuer of the WRC Preferred Stock shall be WRC and such stock shall have no further exchange rights, except as provided in the certificate of designation filed with respect to the WRC Preferred Stock.

                  "WRC Warrants" has the meaning set forth in the first whereas clause.

                  SECTION 4.02.  "BEST EFFORTS".  Where any
provision contained in Section 2.02 through Section 2.09 of this Agreement requires any Person to use its "best efforts", such term shall be construed to mean the reasonable best efforts of such Person.

                  SECTION 4.03. SECTION HEADINGS AND TABLE OF CONTENTS AND CONSTRUCTION. (a) SECTION HEADINGS AND TABLE OF CONTENTS, ETC. The titles of the Articles and Sections of this Agreement and the Table of Contents of this Agreement appear as a matter of convenience only, do not constitute a part hereof and shall not affect the construction hereof. The words "herein", "hereof", "hereunder" and "hereto" refer to this Agreement as a whole and not to any particular Article or Section or other subdivision. References to Articles or Sections are, unless otherwise specified, references to Articles or Sections, as the case may be, of this Agreement. References to Annexes and Exhibits are, unless otherwise specified, references to Annexes and Exhibits, as the case may be, attached to this Agreement.

                  (b) CONSTRUCTION. Each covenant contained herein shall be construed (absent an express contrary provision herein) as being independent of each other covenant contained herein, and compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with one or more other covenants.

                  SECTION 4.04. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THE DELAWARE GENERAL CORPORATION LAW IS MANDATORILY APPLICABLE.


                                    ARTICLE V

                  SECTION 5.01. REGISTERED EXCHANGE OFFER. (a) Unless the Exchange Offer shall not be permitted by applicable law or rules, regulations or policies of the SEC, the Parent shall (i) cause the Exchange Offer Registration Statement to be filed with the SEC no later than 90 days after the date hereof (such 90th day being the "Exchange Offer Filing Deadline"), (ii) use their respective best efforts to cause such Exchange Offer Registration Statement to become effective as promptly as possible, but in no event later than 210 days after the date hereof (such 210th day being the "Exchange Offer Effectiveness Target Date"), (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause it to become effective, (B) file, if applicable a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Act and (C) cause all necessary filings, if any, in connection with the registration and qualification of the New Preferred Stock to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer; PROVIDED, THAT the Parent shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation in any jurisdiction where it is not now so subject, and (iv) upon the effectiveness of such Exchange Offer Registration Statement, use its best efforts to commence and Consummate the Exchange Offer. The Exchange Offer Registration Statement shall be on the appropriate form permitting (i) registration of the New Preferred Stock to be offered in exchange for the Senior Preferred Stock that are Transfer Restricted Securities and (ii) resales of New Preferred Stock by Broker-Dealers that tendered into the Exchange Offer Senior Preferred Stock that such Broker-Dealer acquired for its own account as a result of market making activities or other trading activities (other than Senior Preferred Stock acquired directly from parent or any Affiliate thereof) as contemplated by Section 5.01(c) below.

                  (b) The Parent shall use its best efforts to cause the Exchange Offer Registration Statement to be effective continuously, and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer (the "Exchange Offer Registration Period"); PROVIDED, THAT, in no event shall such period be less than 20 Business Days. The Parent shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities, other than the New Preferred Stock and the Senior Subordinated Notes to be issued by Parent and the Companies in connection with the Transactions (as defined in the Purchase Agreement), shall be included in the Exchange Offer Registration Statement. The Parent shall use its best efforts to cause the Exchange Offer to be Consummated on or prior to 30 Business Days, or longer if required by the Federal securities laws, after the Exchange Offer Registration Statement has become effective (such 30th Business Day, or such later date if required by the Federal Securities laws, being the "Consummation Deadline").

                  (c) The Parent shall include a "Plan of Distribution" section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Broker-Dealer who holds Transfer Restricted Securities that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities (other than Senior Preferred Stock acquired directly from the Parent or any Affiliate of the Parent) may exchange such Transfer Restricted Securities pursuant to the Exchange Offer; PROVIDED, THAT, such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with its initial sale of any shares of New Preferred Stock received by such Broker-Dealer in the Exchange Offer and the Parent shall permit the use of the Prospectus contained in the Exchange Offer Registration Statement by such Broker-Dealer to satisfy such prospectus delivery requirement. Such "Plan of Distribution" section shall also contain all other information with respect to such sales by such Broker-Dealers that the SEC may require in order to permit such sales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Transfer Restricted Securities held by any such Broker-Dealer, except to the extent required by the SEC as a result of a change in policy, rules or regulation after the date of this Agreement. See the Shearman & Sterling no-action letter (available July 2,
1993).

                  To the extent necessary to ensure that the prospectus contained in the Exchange Offer Registration Statement is available for sales of New Preferred Stock by Broker-Dealers, the Parent agrees to use its best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented, amended and current as required by and subject to the provisions of and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the SEC as announced from time to time, for a period of one year from the Consummation Deadline or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold pursuant thereto (the "Applicable Period"). The Parent shall provide sufficient copies of the latest version of such Prospectus to such Broker-Dealers, as promptly as practicable upon request, and in no event later than two Business Days after such request, at any time during such period.

         SECTION 5.02 SHELF REGISTRATION (a) SHELF REGISTRATION. If the Exchange Offer is not permitted by applicable law or rules, regulations or policies of the SEC, then the Parent shall (x) use its best efforts to cause to be filed, on or prior to 45 days after the date on which the Parent determines that the Exchange Offer Registration

Statement cannot be filed (such date, the "Shelf Registration Filing Deadline"), a shelf registration statement pursuant to Rule 415 under the Act (which may be an amendment to the Exchange Offer Registration Statement (the "Shelf Registration Statement")), relating to all Transfer Restricted Securities, and
(y) use its best efforts to cause such Shelf Registration Statement to become effective on or prior to 90 days after the Shelf Registration Filing Deadline (such 90th day the "Shelf Registration Effectiveness Target Date").

                  If, after the Parent has filed an Exchange Offer Registration Statement that satisfies the requirements of Section 5.01(a), the Parent is required to file and make effective a Shelf Registration Statement solely because the Exchange Offer is not permitted under applicable federal law or rules, regulations or policies of the SEC, then the filing of the Exchange Offer Registration Statement shall be deemed to satisfy the requirements of Section 5.02(a)(x); PROVIDED, THAT, in such event, the Parent shall be obligated to use its best efforts to cause such Shelf Registration Statement to become effective by the later of (i) the Shelf Registration Effectiveness Target Date and (ii) the 90th day after publication of the change in the applicable Federal law or rules, regulations or policies of the SEC.

                  To the extent necessary to ensure that the Shelf Registration Statement is available for sales of Transfer Restricted Securities by the holders thereof entitled to the benefit of this Section 5.02(a), the Parent shall use its best efforts to keep any Shelf Registration Statement required by this Section 5.02(a) continuously effective, supplemented amended and current and in conformity with the requirements of this Agreement, the act and the policies, rules and regulations of the SEC as announced from time to time, for a period ending on the earlier of: (i) two years following the date hereof, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Shelf Registration Statement have been sold pursuant thereto and
(ii) the date on which the Senior Preferred Stock become eligible for resale without volume restrictions pursuant to Rule 144 under the act (the "Shelf Registration Period").

         SECTION 5.03 CERTAIN MATTERS. (a) GENERAL PROVISIONS. The provisions of this Agreement relating to registration shall apply, as nearly as may be, to any such Exchange Offer and Shelf Registration Statement. In addition, to the extent relevant, the provisions, limitations and procedures set forth in the Notes Registration Rights Agreement with respect to an Exchange

Offer and a Shelf Registration Statement shall apply to any such Exchange Offer or Shelf Registration Statement hereunder, MUTATIS MUTANDIS; PROVIDED, THAT, to the extent that analogous procedures that would be appropriate for any Registration Statement are set forth in this agreement, such provisions shall apply to such Registration Statement in lieu of the comparable provisions of the Notes Registration Rights Agreement (e.g. Section 2.01(b) hereof with respect to "blackout periods" shall apply in lieu of Section 4(c) of the Notes Registration Rights Agreement).

                  (b) In the event an exchange, pursuant to Section 2.10(a) or
Section 2.10(b) has occurred, all references in this Article V to Parent shall be deemed a reference to the applicable Company and all references to Senior Preferred Stock shall be deemed a reference to the Exchange Preferred Stock or the WRC Preferred Stock, as applicable.


                                   ARTICLE VI

                                  MISCELLANEOUS

                  SECTION 6.01. PARENT AND COMPANY ACTIVITIES. In the event that the Parent shall propose to effect the Reorganization Transaction in accordance with the terms hereof, each Purchaser hereby:

                  (i) agrees to cooperate with the Parent in connection therewith and with any transactions incidental and reasonably necessary thereto;

                  (ii) agrees to vote all shares of common stock of the Parent and the Companies or Preferred Stock and Rights and any other Securities held by such Purchaser (including, without limitation, shares or Rights or other securities acquired after the date hereof) in the same manner as the shares of common stock of the Parent and the Companies held by the Initial Stockholder are voted on (a) all matters relating to the Reorganization Transaction (so long as the actions that would be taken as a result of such vote are consistent with the requirements of a Reorganization Transaction) at any annual or special meeting of shareholders or by written consent in lieu of a meeting and
         (b) any resolution proposed by the Board of Directors of the Parent to, in connection with the Reorganization Transaction, convert the Parent into a Delaware limited liability company pursuant to Section 266 of Title 8 of the Delaware Code (or any successor provision) and thereafter to be taxed as a partnership for federal income tax purposes that is presented for approval at any annual or special meeting of shareholders or by written consent in lieu of a meeting (so long as such Purchaser will not have, or be required to receive, any Securities or ownership interest in any such limited liability company, other than any transitory ownership of any such Securities or any such interest that does not result in the recognition of unrelated business taxable income from Parent or cause the Purchaser to be engaged in a United States trade or business);

                  (iii) irrevocably constitutes and appoints the Initial Stockholder its proxy to vote all of the shares of common stock of the Parent and the Companies or Preferred Stock and Rights and any other Securities held by such Purchaser in the same manner as the shares of common stock of the Parent and the Companies held by the Initial Stockholder are voted on (a) all matters relating to the Reorganization Transaction (so long as the actions taken as a result of such vote are consistent with the requirements of a Reorganization Transaction) at any annual or special meeting of shareholders or by written consent in lieu of a meeting and (b) any resolution proposed by the Board of Directors of the Parent to, in connection with the Reorganization Transaction, convert the Parent into a Delaware limited liability company pursuant to Section 266 of Title 8 of the Delaware Code (or any successor provision) and thereafter to be taxed as a partnership for federal income tax purposes that is presented for approval at any annual or special meeting of shareholders or by written consent in lieu of a meeting (so long as such Purchaser will not have, or be required to receive, any Securities or ownership interest in any such limited liability company, other than any transitory ownership of any such Securities or any such interest that does not result in the recognition of unrelated business taxable income from Parent or cause the Purchaser to be engaged in a United States trade or business).

         SECTION 6.02. COMMUNICATIONS. (a) METHOD; ADDRESS. All communications hereunder shall be in writing and shall be delivered either by nationwide overnight courier or by facsimile transmission (confirmed by delivery by nationwide overnight courier sent on the day of the sending of such facsimile transmission). Communications to the Parent or the Companies shall be addressed to:

                  WRC Media Inc.
                  In care of Ripplewood Holdings L.L.C.
                  One Rockefeller Plaza, 32nd Floor
                  New York, NY  10020

or at such other address of which the Parent shall have notified the parties hereto. Communications to the holders of the Parent Preferred Stock and the Purchaser Shares shall be addressed as set forth on Annex 1, or at such other address of which such holder shall have notified the Parent. Communications to the Initial Stockholder shall be addressed as set forth on Annex 2, or at such other address of which the Initial Stockholder shall have notified the Parent and each holder of Parent Preferred Stock or Purchaser Shares. Communications to any Other Stockholders shall be delivered to such Other Stockholders at the address of the Parent as provided herein, and the Parent shall promptly deliver such communications to the Other Stockholders at the addresses set forth in the register of the holders of the Common Stock in the manner set forth in this
Section 6.02.

                  (b) WHEN GIVEN. Any communication addressed and delivered as herein provided shall be deemed to be received when actually delivered to the address of the addressee (whether or not delivery is accepted) or received by the telecopy machine of the recipient. Any communication not so addressed and delivered shall be ineffective.

                  (c) SERVICE OF PROCESS. Notwithstanding the foregoing provisions of this Section 6.02, service of process in any suit, action or proceeding arising out of or relating to this Agreement or any document, agreement or transaction contemplated hereby, or any action or proceeding to execute or otherwise enforce any judgment in respect of any breach hereunder or under any document or agreement contemplated hereby, shall be delivered in the manner provided in Section 6.08(c).

                  SECTION 6.03. REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating hereto, including, without limitation, consents, waivers and modifications that may hereafter be executed, documents received by Purchasers at the closing of the purchase of Parent Preferred Stock and Warrants (except the Warrant Certificates and the certificates representing the shares of the Parent Preferred Stock), and financial statements, certificates and other information previously or hereafter furnished to any party may be reproduced by the any party by any photographic, photostatic, microfilm, micro-card, miniature photographic, digital or other similar process, and the Purchasers may destroy any original document so reproduced. Any such reproduction shall be as admissible into evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Parent, the Initial Stockholder or the Purchasers in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be as admissible into evidence as the original itself. Nothing in this Section 6.03 shall prohibit any party hereto from contesting the accuracy or validity of any such reproduction.

                  SECTION 6.04. SURVIVAL. All warranties, representations, certifications and covenants made by the Parent and the Companies herein, in the Subscription Agreement or in any certificate or other instrument delivered by the Parent or either Company or on behalf of the Parent or the Companies hereunder shall be considered to have been relied upon by the applicable Purchasers to whom such representations or certificates were made or covenants given and shall survive the delivery to the Purchasers of the Parent Preferred Stock and Warrants, regardless of any investigation made by the Purchasers or on their behalf. All statements in any certificate or other instrument delivered by or on behalf of the Parent or either Company pursuant to the terms hereof shall constitute warranties and representations by the Parent or such Company, as applicable, hereunder. All payment and indemnity obligations of the Parent and either Company hereunder (including, without limitation, reimbursement obligations in respect of costs, expenses and fees of or incurred by the Purchasers) shall survive the termination hereof.

                  SECTION 6.05. SUCCESSORS AND ASSIGNS. Subject to Section 3.05, this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto. The provisions hereof are intended to be for the benefit of the Purchasers and their successors and permitted assigns, and shall be enforceable by them whether or not an express assignment of rights hereunder shall have been made by a Purchaser or its successor or permitted assign.

                  SECTION 6.06. AMENDMENTS AND WAIVERS. (a) The provisions of Article I and Article VI hereof, and of any term defined in Article IV hereof as used in any such

Section, may be amended, modified or supplemented, and compliance with any such Section hereof waived, only by a writing duly executed by or on behalf of the Required Holders and the Parent;

                  (b) the provisions of Article II hereof, and of any term defined in Article IV hereof as used in Article II hereof, may be amended, modified or supplemented only by a writing duly executed by or on behalf of the Required Holders and the Parent; PROVIDED HOWEVER, that compliance by the Parent with the provisions of Article II hereof, with respect to any particular registration, may be waived by the Requisite Holders; and PROVIDED FURTHER that no amendment, modification or supplement of the provisions of Section 2.01(d) or
Section 2.02(c) hereof which adversely affect the rights of the Initial Stockholder shall be made without the consent of the Initial Stockholder;

                  (c) the provisions of Article III hereof, and of any term defined in Article IV hereof as used in any such Article, may be amended, modified or supplemented, and compliance with such Section hereof waived, only by a writing duly executed by or on behalf of the Required Holders, the Initial Stockholder and the Parent; and

                  (d) notwithstanding the foregoing, no provision of this Agreement may be amended in such manner as to adversely and differently affect any Other Purchaser's rights hereunder without the consent of such Other Purchaser.

                  SECTION 6.06. EXPENSES. (a) AMENDMENTS AND WAIVERS. The Parent shall pay when billed the reasonable costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by the holders of the Purchaser Shares and the Parent Preferred Stock in connection with the consideration, negotiation, preparation or execution of any amendments, waivers, consents and other similar agreements with respect to this Agreement (whether or not any such amendments, waivers, consents or other similar agreements are executed).

                  (b) RESTRUCTURING AND WORKOUT, INSPECTIONS. At any time when the Parent and the holders of the Parent Preferred Stock or Purchaser Shares are conducting restructuring or workout negotiations in respect hereof, or if the Parent or any Company shall be in violation in any material respect of any of its agreements hereunder, the Parent shall pay when billed the reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and the fees of professional advisors) incurred by the holders of the Parent Preferred Stock and Purchaser Shares in connection with the assessment, analysis or enforcement of any rights or remedies that are or may be available to the holders of the Parent Preferred Stock and Purchaser Shares.

                  SECTION 6.07. WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION; ETC. (a) WAIVER OF JURY TRIAL. THE PARTIES HERETO VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE DOCUMENTS, AGREEMENTS OR TRANSAC TIONS CONTEMPLATED HEREBY.

                  (b) CONSENT TO JURISDICTION. ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY OF THE DOCUMENTS, AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY OR ANY ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT IN RESPECT OF ANY BREACH UNDER THIS AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY MAY BE BROUGHT BY SUCH PARTY IN ANY FEDERAL DISTRICT COURT LOCATED IN NEW YORK CITY, NEW YORK, OR ANY NEW YORK STATE COURT LOCATED IN NEW YORK CITY, NEW YORK AS SUCH PARTY MAY IN ITS SOLE DISCRETION ELECT, AND BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE NON-EX CLUSIVE IN PERSONAM JURISDICTION OF EACH SUCH COURT, AND EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES AND AGREES NOT TO ASSERT IN ANY PROCEEDING BEFORE ANY TRIBUNAL, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, ANY CLAIM THAT IT IS NOT SUBJECT TO THE IN PERSONAM JURISDICTION OF ANY SUCH COURT. IN ADDITION, EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT, AGREEMENT OR TRANSACTION CONTEMPLATED HEREBY BROUGHT IN ANY SUCH COURT, AND HEREBY IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  (c) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY AGREES THAT PROCESS PERSONALLY SERVED OR SERVED BY U.S. REGISTERED MAIL AT THE ADDRESSES PROVIDED HEREIN FOR NOTICES SHALL CONSTITUTE, TO THE EXTENT PERMITTED BY LAW, ADEQUATE SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT, AGREEMENT OR TRANSACTION CONTEMPLATED HEREBY, OR ANY ACTION OR PROCEEDING TO EXECUTE OR OTHERWISE ENFORCE ANY JUDGMENT IN RESPECT OF ANY BREACH HEREUNDER OR UNDER ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY. RECEIPT OF

PROCESS SO SERVED SHALL BE CONCLUSIVELY PRESUMED AS EVIDENCED BY A DELIVERY RECEIPT FURNISHED BY THE UNITED STATES POSTAL SERVICE OR ANY COMMERCIAL DELIVERY SERVICE.

                  (d) OTHER FORUMS. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF ANY HOLDER OF PURCHASER SHARES OR PARENT PREFERRED STOCK TO SERVE ANY WRITS, PROCESS OR SUMMONSES IN ANY MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER THE COMPANY OR THE INITIAL STOCKHOLDER IN SUCH OTHER JURISDICTION, AND IN SUCH OTHER MANNER, AS MAY BE PERMITTED BY APPLICABLE LAW.

                  SECTION 6.09. INDEMNIFICATION. From and at all times after the date of this Agreement, and in addition to all of the other rights and remedies of any holder of the Parent Preferred Stock and the Purchaser Shares against the Parent, the Parent agrees to indemnify and hold harmless each such holder and each of its directors, trustees, officers, employees, agents, investment advisors and Affiliates against any and all claims, losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including, without limitation, reasonable attorneys' fees, costs and expenses), incurred by or asserted against such holder or any such director, trustee, officer, employee, agent, investment advisor or Affiliate, from and after the date hereof, whether direct or indirect, as a result of or arising from or in any way relating to any suit, action or proceeding (including, without limitation, any inquiry or investigation) by any Person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Person under any statute or regulation, including, without limitation, any Federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or enforcement of this Agreement or any transactions contemplated herein or hereunder, whether or not such holder or any such director, trustee, officer, employee, agent, investment advisor or Affiliate is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; PROVIDED, HOWEVER, that no indemnified party shall have the right to be indemnified hereunder for any liability to the extent such liability results from the willful misconduct or gross negligence of such indemnified party or breach by such indemnified party of its own obligations under this Agreement or any other agreement with the Parent or the Companies. All of the foregoing losses, damages, liabilities, costs and expenses shall be payable as and when incurred upon demand by each such holder. Without limiting the generality of the foregoing, each holder of Parent Preferred Stock and the Purchaser Shares shall be entitled to collect, and the Parent shall be obligated to advance to each holder of Parent Preferred Stock and the Purchaser Shares and such directors, trustees, officers, employees, agents, investment advisors and Affiliates, to the fullest extent permitted by applicable law, all expenses (including, without limitation, reasonable fees and disbursements of counsel) attendant to defending against any such claims, losses, damages, liabilities, costs and expenses when and as incurred, regardless of whether any judicial determination of entitlement to such indemnity has been made, until or unless a final judicial determination that such indemnified party is not entitled to such indemnity as a result of the willful misconduct or gross negligence of such indemnified party or breach by such indemnified party, in which case, such indemnified party shall promptly repay to the Parent, with interest at the applicable statutory rate applicable to judgments in the relevant jurisdiction, all amounts so advanced by the Parent. The obligations of the Parent and the rights of the holders of Parent Preferred Stock and the Purchaser Shares under this Section 6.09 shall survive the termination of this Agreement.

                  SECTION 6.10. ENTIRE AGREEMENT. This Agreement, the Subscription Agreement, together with all exhibits and schedules thereto and hereto, and the Certificate of Designations constitute the final written expression of all of the terms hereof and is a complete and exclusive statement of those terms.

                  SECTION 6.11. EXECUTION IN COUNTERPART. This Agreement may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party hereto, and each set of counterparts that, collectively, show execution by each party hereto shall constitute one duplicate original.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered, all as of the date and year first above written.


                                            WRC MEDIA INC.,


                                               by /s/ CHARLES LAUREY
                                                ----------------------
                                                Name: Charles Laurey
                                                Title: Secretary


                                            JLC LEARNING CORPORATION,


                                               by /s/ CHARLES LAUREY
                                                ----------------------
                                                Name: Charles Laurey
                                                Title: Secretary


                                            WEEKLY READER CORPORATION,


                                               by /s/ CHARLES LAUREY
                                                ----------------------
                                                Name: Charles Laurey
                                                Title: Secretary


                                            THE NORTHWESTERN MUTUAL LIFE
                                            INSURANCE COMPANY,


                                               by /s/ RICHARD A.STRAIT
                                                ----------------------
                                                Name: Richard A. Strait
                                                Title: Its Authorized
                                                Representative

                                            EAC III L.L.C.,

                                               by EAC IV L.L.C., its
                                               Managing Member,

                                               by Ripplewood Partners,
                                               L.P., its sole member

                                               by Ripplewood Holdings
                                               L.L.C., its general partner


                                               by  /s/ ROBERT S. LYNCH
                                                --------------------------
                                                Name: Rober S. Lynch
                                                Title:


                                            DLJ MERCHANT BANKING PARTNERS
                                            II, L.P., a Delaware Limited
                                            Partnership,

                                               by  DLJ Merchant Banking
                                                   II, Inc., as managing
                                                   general partner,


                                               by /s/ WILLIAM F. DAWSON
                                                ---------------------------
                                                Name: William F. Dawson
                                                Title:


                                            DLJ MERCHANT BANKING PARTNERS
                                            II-A, L.P., a Delaware Limited
                                            Partnership,

                                               by  DLJ Merchant Banking
                                                   II, Inc. as managing
                                                   general partner,


                                               by /s/ WILLIAM F. DAWSON
                                                ---------------------------
                                                Name: William F. Dawson
                                                Title:

                                            DLJ OFFSHORE PARTNERS II,
                                            C.V., a Netherlands Antilles
                                            Limited Partnership,

                                               by  DLJ Merchant Banking
                                                   II, Inc., as managing
                                                   general partner,


                                               by /s/ WILLAM F. DAWSON
                                                --------------------------
                                                Name: William F. Dawson
                                                Title:


                                            DLJ DIVERSIFIED PARTNERS,
                                            L.P., a Delaware Limited
                                            Partnership,

                                               by  DLJ Diversified
                                                   Partners, Inc., as
                                                   managing general
                                                   partner,

                                               by /s/ DAVID BURGSTAHLER
                                                --------------------------
                                                Name: David Burgstahler
                                                Title: Attorney-in-Fact


                                            DLJ DIVERSIFIED PARTNERS-A,
                                            L.P., a Delaware Limited
                                            Partnership,

                                               by  DLJ Diversified
                                                   Partners, Inc., as
                                                   managing general
                                                   partner,

                                               by /s/ DAVID BURGSTAHLER
                                                --------------------------
                                                Name: David Burgstahler
                                                Title: Attorney-in-Fact

                                            DLJ MILLENNIUM PARTNERS, L.P.,
                                            a Delaware Limited
                                            Partnership,

                                               by   DLJ Merchant Banking
                                                    II, Inc., as managing
                                                    general partner,

                                               by /s/ WILLAIM F. DAWSON
                                                ----------------------------
                                                Name: William F. Dawson
                                                Title:


                                            DLJ MILLENNIUM PARTNERS-A, L.P., a
                                            Delaware Limited Partnership,

                                               by  DLJ Merchant Banking II,
                                                   Inc., as managing general
                                                   partner,

                                               by /s/ WILLIAM F. DAWSON
                                                  --------------------------
                                                  Name: Willam F. Dawson
                                                  Title:


                                             DLJMB FUNDING II, INC., a Delaware
                                             corporation,


                                                by /s/ DAVID BURGSTAHLER
                                                 --------------------------
                                                 Name: David Burgstahler
                                                 Title: Attorney-in-Fact


                                             DLJ FIRST ESC, L.P., a Delaware
                                             Limited Partnership,

                                                by  DLJ LBO Plans Management
                                                    Corporation, as general
                                                    partner,

                                                by /s/ DAVID BURGSTAHLER
                                                 ----------------------------
                                                 Name: David Burgstahler
                                                 Title: Attorney-in-Fact

                                             DLJ EAB PARTNERS, L.P., a Delaware
                                             Limited Partnership,

                                                By  DLJ LBO Plans Management
                                                    Corporation, as general
                                                    partner,

                                                by /s/ DAVID BURGSTAHLER
                                                 ---------------------------
                                                 Name: David Burgstahler
                                                 Title: Attorney-in-Fact


                                             DLJ ESC II L.P., a Delaware Limited
                                             Partnership,

                                                by  DLJ LBO Plans Management
                                                    Corporation, as general
                                                    partner,

                                                by /s/ DAVID BURGSTAHLER
                                                 ---------------------------
                                                 Name: David Burgstahler
                                                 Title: Attorney-in-Fact


                                             SGC PARTNERS II L.L.C., with
                                             respect to Section 1.02(i), Section
                                             1.03(a)(i), 1.05, 3.01, 6.02, 6.05,
                                             6.08, 6.10 and 6.11 only,


                                                 by /s/ V. FRANK POTTOW
                                                  -------------------------
                                                  Name: V. Frank Pottow
                                                  Title: Managing Director

                                             ARES LEVERAGED INVESTMENT FUND,
                                             L.P., a Delaware Limited
                                             Partnership,

                                                by ARES Management L.P., as
                                                   general partner,

                                                by /s/ ERIC BECKMAN
                                                 ---------------------------
                                                 Name: Eric Beckman
                                                 Title: Vice President


                                             ARES LEVERAGED INVESTMENT FUND II,
                                             L.P., a Delaware Limited
                                             Partnership,

                                                by ARES Management II, L.P., as
                                                   general partner,

                                                by /s/ ERIC BECKMAN
                                                 ---------------------------
                                                 Name: Eric Beckman
                                                 Title: Vice President


                                             TCW/CRESCENT MEZZANINE PARTNERS II,
                                             L.P., a Delaware Limited
                                             Partnership,

                                             TCW/CRESCENT MEZZANINE TRUST II,

                                                by TCW/Crescent Mezzanine II,
                                                   L.P., its general partner or
                                                   managing owner,

                                                by TCW/Crescent Mezzanine,
                                                   L.L.C., its general partner,

                                                by
                                                 -----------------------------
                                                 Name:
                                                 Title:

                                             SHARED OPPORTUNITY FUND IIB,
                                             L.L.C., a Delaware Limited
                                             Liability Company,

                                              by  TCW Asset Management
                                                    Company, as investor
                                                    advisor,

                                                by
                                                 ----------------------------
                                                 Name:
                                                 Title:

                                                by
                                                 ----------------------------
                                                 Name:
                                                 Title:


                                             TCW SHARED OPPORTUNITY FUND III,
                                             L.P., a Delaware Limited
                                             Partnership,

                                              by  TCW Asset Management Company,
                                                  as investor advisor,

                                                by
                                                 ---------------------------
                                                 Name:
                                                 Title:

                                                by
                                                 ----------------------------
                                                 Name:
                                                 Title:

                                             TCW LEVERAGED INCOME TRUST II,
                                             L.P., a Delaware Limited
                                             Partnership,

                                               by  TCW (LINCII), L.P., as
                                                       general partner,

                                               by  TCW Advisors (Bermuda), Ltd.,
                                                   as general partner,

                                                by
                                                 ----------------------------
                                                 Name:
                                                 Title:

                                               by  TCW Investment Management
                                                   Company, as investment
                                                   advisor,

                                                by
                                                 ----------------------------
                                                 Name:
                                                 Title:


                                             TCW LEVERAGED INCOME TRUST, L.P., a
                                             Delaware Limited Partnership,

                                               by  TCW Investment
                                                   Management Company, as
                                                   investment advisor,

                                                by
                                                 -----------------------------
                                                 Name:
                                                 Title:

                                               by  TCW Advisors (Bermuda), Ltd.,
                                                   as general partner,

                                                by
                                                 -----------------------------
                                                 Name:
                                                 Title:

                                             RIPPLEWOOD PARTNERS, L.P.,
                                               by Ripplewood Holdings L.L.C.,
                                               its general partner

                                               by /s/ ROBERT LYNCH
                                                -----------------------------
                                                Name: Robert Lynch
                                                Title: Treasurer

                                     ANNEX 1
                         Name and Address of Purchasers

Northwestern Mutual Life Insurance Company
720 East Wisconsin Avenue
Milwaukee, Wisconsin 53202
Attention of: Colleen Gunther
Fax: 414-299-7124

         with a copy of all notices to:

         Bingham Dana LLP
         One State Street
         Hartford, Connecticut 06103
         Attention of: Gary S. Hammersmith, Esq.
         Fax: 860-240-2800

DLJ Merchant Banking Partners II, L.P.,
In care of DLJ Merchant Banking II, Inc.
277 Park Avenue
New York, NY 10172
Fax: 212-892-7272

DLJ Merchant Banking Partners II-A, L.P.
In care of DLJ Merchant Banking II, Inc.
277 Park Avenue
New York, NY 10172
Fax: 212-892-7272

DLJ Offshore Partners II, C.V.,
In care of DLJ Merchant Banking, II, Inc.
277 Park Avenue
New York, NY 10172
Fax: 212-892-7272

DLJ Diversified Partners, L.P.,
In care of DLJ Merchant Banking, II, Inc.
277 Park Avenue
New York, NY 10172
Fax: 212-892-7272

DLJ Diversified Partners-A, L.P.,
In care of DLJ Merchant Banking, II, Inc.
277 Park Avenue
New York, NY 10172
Fax: 212-892-7272

DLJ Millennium Partners, L.P.,
In care of DLJ Merchant Banking, II, Inc.
277 Park Avenue
New York, NY 10172

Fax: 212-892-7272

DLJ Millennium Partners-A, L.P.
In care of DLJ Merchant Banking, II, Inc.
277 Park Avenue
New York, NY 10172
Fax: 212-892-7272

DLJMB Funding II, Inc.,
In care of DLJ Merchant Banking, II, Inc.
277 Park Avenue
New York, NY 10172
Fax: 212-892-7272

DLJ First Esc L.P.,
In care of DLJ Merchant Banking, II, Inc.
277 Park Avenue
New York, NY 10172
Fax: 212-892-7272

DLJ EAB Partners, L.P.
In care of DLJ Merchant Banking, II, Inc.
277 Park Avenue
New York, NY 10172
Fax: 212-892-7272

DLJ ESC II L.P.
In care of DLJ Merchant Banking, II, Inc.
277 Park Avenue
New York, NY 10172
Fax: 212-892-7272

ARES LEVERAGED INVESTMENT FUND, L.P.
In care of Ares Leveraged Investment Fund, L.P.
1999 Avenue of the Stars, Suite 1900
Los Angeles, CA  90067
Attention: Eric Beckman
Fax: 310-201-4170

ARES LEVERAGED INVESTMENT FUND II, L.P.
In care of Ares Leveraged Investment Fund II, L.P.
1999 Avenue of the Stars, Suite 1900
Los Angeles, CA  90067
Attention: Eric Beckman
Fax: 310-201-4170

TCW/CRESCENT MEZZANINE PARTNERS II, L.P.
In care of TCW/Crescent Mezzanine, L.L.C.
11100 Santa Monica Blvd., Suite 2000
Los Angeles, CA  90025
Attention: Jean-Marc Chapus

Fax: 310-235-5967

SHARED OPPORTUNITY FUND 11B, L.L.C.
In care of TCW/Crescent Mezzanine, L.L.C.
11100 Santa Monica Blvd., Suite 2000
Los Angeles, CA  90025
Attention: Jean-Marc Chapus
Fax: 310-235-5967

TCW SHARED OPPORTUNITY FUND III, L.P.
In care of TCW/Crescent Mezzanine, L.L.C.
11100 Santa Monica Blvd., Suite 2000
Los Angeles, CA  90025
Attention: Jean-Marc Chapus
Fax: 310-235-5967

TCW LEVERAGED INCOME TRUST II, L.P.
In care of TCW/Crescent Mezzanine, L.L.C.
11100 Santa Monica Blvd., Suite 2000
Los Angeles, CA  90025
Attention: Jean-Marc Chapus
Fax: 310-235-5967

TCW LEVERAGED INCOME TRUST, L.P.
In care of TCW/Crescent Mezzanine, L.L.C.
11100 Santa Monica Blvd., Suite 2000
Los Angeles, CA  90025
Attention: Jean-Marc Chapus
Fax: 310-235-5967

         with a copy of all notices (other than notices to NML) to:

         Davis Polk & Wardwell
         450 Lexington Avenue
         New York, NY 10017
         Attention: George R. Bason, Jr.
         Fax: 212-450-4800

                                     ANNEX 2
                         Address of Initial Stockholder


                           EAC III L.L.C.
                           In care of Ripplewood Partners, L.P.
                           One Rockefeller Plaza, 32nd Floor
                           New York, NY 10020

                                                                      EXHIBIT A





                         FORM OF TRANSFEREE UNDERTAKING

                           [Letterhead of Transferee]



                                                                [Dated ________]
WRC Media Inc.
c/o Ripplewood Partners, L.P.
One Rockefeller Plaza, 32nd Floor
New York, NY 10020


                  Re:  WRC Media Inc. (the "Parent") Issuable Shares

Ladies and Gentlemen:

                  Pursuant to Section 3.01 of that certain Preferred Stockholders Agreement, dated as of November 17, 1999 (as amended, the "Stockholders Agreement") among the Parent, JLC (as defined therein), WRC (as defined therein), the Purchasers (as defined therein), SGC (as defined therein) and the Initial Stockholder (as defined therein), ________ [name of transferee] (the "Transferee"), as owner and holder of ________ shares of ________ [type of Issuable Shares], hereby confirms and agrees that it has assumed and is subject to the obligations of a [Purchaser] [Initial Stockholder] [Other Stockholder], as provided in the Stockholders Agreement.

                  The address where notices and communications pursuant to
Section 5.02 of the Stockholders Agreement can be delivered to the Transferee is as follows:

                  [Transferee]


                  IN WITNESS WHEREOF, the Transferee executes and delivers this agreement, as of the date and year first above written.
[TRANSFEREE],

                                           by
                                            -------------------------
                                            Name:
                                            Title: